UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_________________

Taxus Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

45-4616124	Nevada
(I.R.S. employer identification No.)	(State or other jurisdiction of incorporation)

12th Floor, Room 1202，

Jinshang International Golden Tower

Yuci District, Jinzhong City

Shanxi Province, China 030600

Phone: 011-86-354-336667
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

The Corporate Place, Inc.

601 East Charleston Blvd, Suite 100

Las Vegas, NV 89104

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of Communications To:

Bernard & Yam, LLP
Attention: Bin Zhou, Esq.
401 Broadway Suite 1708
New York, NY 10013
Tel: 212-219-7783
Fax: 212-219-3604
(Name, Address and Telephone Number of Person
Authorized to Receive Notice and Communications on Behalf of Registrant)

Approximate date of commencement of proposed sale to public:

As soon as practicable after this registration statement becomes effective.

_________________

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]

Non-accelerated filer	[ ]	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
	(1)	(2)	(2)
Common Stock, $.0001 par value	862,000	$0.25	$215,500	$24.70

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

(1)           Pursuant to Rule 416 of the Securities Act of 1933, as amended, the shares of Common Stock offered hereby also include such presently indeterminate number of shares of our Common Stock as shall be issued by us to the selling stockholders as a result of stock splits, stock dividends or similar transactions.

(2)           Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended and was based upon the offering price of the issued and outstanding common stock included in this Registration Statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS

Subject to completion, dated _________, 2012

Taxus Pharmaceuticals, Inc.

862,000 shares of common stock, par value $ 0.0001 per share

This prospectus relates to the resale of up to 862,000 shares of Common Stock, par value $0.0001 per share (“Shares”) of Taxus Pharmaceuticals, Inc., a Nevada corporation (“Company”, “we” or “us”), that may be sold from time to time by the Selling Stockholders named in this prospectus on page 19 (“Selling Stockholders”).

The Shares were issued to the Selling Stockholders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended.

We will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

There is currently no public or established market for our shares. Consequently, our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in our Company is an illiquid investment.

Selling stockholders will sell at a fixed price of $ 0.25 per share until our common shares are quoted on the Over The Counter Bulletin Board (“OTCBB”) and, thereafter, at prevailing market prices or privately negotiated prices.  We will not control or determine the price at which the selling stockholders decide to sell their shares. Information regarding the Selling Stockholders and the time and manner in which they may offer and sell the Shares under this prospectus is provided under “Selling Stockholders” and “Plan of Distribution” in this prospectus. We will pay the expenses of registering these shares.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 11 FOR A DISCUSSION OF RISKS APPLICABLE TO US AND AN INVESTMENT IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is __________, 20__

TABLE OF CONTENTS

PART I

PROSPECTUS SUMMARY

6

SUMMARY CONSOLIDATED FINANCIAL DATA

9

RISK FACTORS

11

USE OF PROCEEDS

18

DETERMINATION OF OFFERING PRICE

18

DILUTION

18

SELLING STOCKHOLDERS

19

PLAN OF DISTRIBUTION

21

DESCRIPTION OF SECURITIES TO BE REGISTERED

22

SELECTED CONSOLIDATED FINANCIAL DATA

25

DESCRIPTION OF THE COMPANY

27

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

36

AND RESULTS OF OPERATION

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

44

AVAILABLE INFORMATION

44

INTERESTS OF NAMED EXPERTS AND COUNSEL

44

LEGAL PROCEEDINGS

44

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

44

AND FINANCIAL DISCLOSURE

DIRECTORS AND EXECUTIVE OFFICERS

45

EXECUTIVE AND DIRECTOR COMPENSATION

48

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

49

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

50

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

50

STOCK TRANSFER AGENT

51

LEGAL MATTERS

51

EXPERTS

51

MATERIAL CHANGES

51

WHERE YOU CAN FIND MORE INFORMATION

51

FINANCIAL STATEMENTS

52

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

52

INDEMNIFICATION OF DIRECTORS AND OFFICERS

52

RECENT SALES OF UNREGISTERED SECURITIES

52

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

53

UNDERTAKINGS

54

SIGNATURE

56

FORWARD-LOOKING STATEMENTS

This prospectus and related prospectus supplements contains forward-looking statements within the meaning of federal securities law. Words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “continue,” “predict,” or other similar words, identify forward-looking statements. Forward-looking statements appear in a number of places in this prospectus and include statements regarding our intent, belief or current expectation about, among other things, trends affecting the markets in which we operate, our business, financial condition, results of operations, cash flow and growth strategies. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those predicted in the forward-looking statements as a result of various factors, including those set forth in the “Risk Factors” section of this prospectus. If any of the events described in “Risk Factors” occur, they could have an adverse effect on our business, financial condition and results of operation, cash flow, and growth strategies. When considering forward-looking statements, you should keep these factors in mind as well as the other cautionary statements in this prospectus. You should not place undue reliance on any forward-looking statement. We are not obligated to update forward-looking statements.

PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION AND DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS PROSPECTUS, ANY RELATED PROSPECTUS SUPPLEMENT AND THE DOCUMENTS WE HAVE REFERRED YOU TO IN “WHERE YOU CAN FIND MORE INFORMATION” ON PAGE 51 BEFORE MAKING AN INVESTMENT IN OUR COMMON STOCK, INCLUDING THE “RISK FACTORS” SECTION BEGINNING ON PAGE 11.

As used in this Prospectus, unless the context requires or is otherwise indicated, the terms “we,” “us,” “our,” the “Registrant,” the “Company,” “our company” and similar expressions include the following entities (as defined below):

(i)                   Taxus Pharmaceuticals, Inc., a Nevada corporation (“Company”), incorporated on February 17, 2012;

(ii)                China Sequoia Pharmaceuticals Group International Holdings Limited中国红杉药业集团国际控股有限公司(“China Sequoia”), a company organized on January 28 , 2011 under on the laws of the British Virgin Islands;

(ii)  Stand Giant International Limited 英立国际有限公司, a company organized on February 18, 2011 under the laws of Hong Kong (“Stand Giant”);

(iii)  Hongshan Energy Technology Services (Taiyuan) Company, Ltd.红杉能源技术服务（太原）有限公司(“Hongshan Energy”), a limited liability company organized on May 13, 2011 under the laws of the People’s Republic of China and a wholly-owned subsidiary of Stand Giant;

(iv)  Jinzhong Renji Pharmaceuticals Co., Ltd.晋中仁济药业有限公司(“Renji Pharmaceuticals”) , a limited liability company organized on June 05, 2007 under the laws of the People’s Republic of China and a variable interest entity of Hongshan Energy through contractual arrangements;

(v)  Shanxi Hongshan Pharmaceuticals Co., Ltd.山西红杉药业有限责任公司(“Hongshan Pharmaceuticals”), a limited liability company organized on August 4, 2000 under the laws of the People’s Republic of China and a variable interest entity of Hongshan Energy through contractual arrangements;

(vi)          Shanxi Kunyuan Health Products Co., Ltd 山西坤元保健品有限公司(“Kunyuan”), a limited liability company organized on November 21, 2000 under the laws of the People’s Republic of China and a majority owned subsidiary of Hongshan Pharmaceuticals.

 “China” or “PRC” refers to the People’s Republic of China, excluding Hong Kong, Macau and Taiwan.  “RMB” or “Renminbi” refers to the legal currency of China and “$” or “U.S. Dollars” refers to the legal currency of the United States.   We make no representation that the RMB or U.S. Dollar amounts referred to in this Prospectus could have been or could be converted into U.S. Dollars or RMB, as the case may be, at any particular rate or at all.  “GAAP” unless otherwise indicated refers to accounting principles generally accepted in the United States.

Our Company

Taxus Pharmaceuticals, Inc. was founded under the laws of the State of Nevada on February 17, 2012. On March 28, 2012, we completed a share exchange transaction with China Sequoia, the sole shareholder of Stand Giant, under which we issued 13,244,500 shares of common stock to China Sequoia in exchange for the total issued and outstanding shares of Stand Giant

Upon the completion of the share exchange transaction, Stand Giant became our wholly owned subsidiary and we began to engage in the business of growing Yew trees, selling Yew tree bonsai, researching and developing paclitaxel (extract from Yew), retail pharmacy and health care product manufacturing and developing in China through Stand Giant’s wholly owned Chinese subsidiary Hongshan Energy and its variable interest entities Hongshan Pharmaceuticals and Renji Pharmaceuticals.

Hongshan Pharmaceuticals and Renji Pharmaceuticals became the variable interest entities (“VIE”) (as defined in ASC 810-10, formally FIN 46(R)) of Hongshan Energy on June 28, 2011 through a series of contractual arrangements. The contractual arrangements include an Exclusive Consulting Agreement, a Share Pledge Agreement and a Call Option Agreement. Under the Exclusive Consulting Agreement, Hongshan Energy provided consulting services to Hongshan Pharmaceuticals and Renji Pharmaceuticals in areas of financing, management, marketing and public relations. Hongshan Energy’s compensation for the services provided under the Consulting Service Agreement is the post-tax net earnings of Hongshan Pharmaceuticals and Renji, which also subject Hongshan Energy to the risk of assuming the loss of Hongshan Pharmaceuticals and Renji Pharmaceuticals  in the event that Hongshan Pharmaceuticals and Renji Pharmaceuticals  suffer net loss in any fiscal year. Additionally, under a Call Option Agreement, the shareholders of Hongshan Pharmaceuticals and Renji Pharmaceuticals have vested their voting rights over Hongshan Pharmaceuticals and Renji Pharmaceuticals to Hongshan Energy. In order to further reinforce Hongshan Energy’s rights, Hongshan Pharmaceuticals and Renji Pharmaceuticals and their shareholders have granted Hongshan Energy, under the Call Option Agreement, the exclusive right and option to acquire all of their equity interests in Hongshan Pharmaceuticals and Renji Pharmaceuticals. Further, the shareholders of Hongshan Pharmaceuticals and Renji Pharmaceuticals pledged all of their rights, titles and interests in Hongshan Pharmaceuticals and Renji Pharmaceuticals to Hongshan Energy under the Share Pledge Agreement. The shareholders of Hongshan Pharmaceuticals and Renji Pharmaceuticals also granted power of attorney to Hongshan Energy to exercise all the shareholder's rights and shareholder's voting rights.

Our principal office is located at 12th Floor, Room 1202，Jinshang International Golden Tower, Yuci District, Jinzhong City, Shanxi Province, China 030600. Our telephone number is 011-86-354-336667.

The Offering

This prospectus relates to the resale of up to 862,000 shares of Common Stock, par value $0.0001 per share (“Shares”) of Taxus Pharmaceuticals, Inc., a Nevada corporation, that may be sold from time to time by Selling Stockholders.  Selling stockholders will sell at a fixed price of $ 0.25 per share until our common shares are quoted on OTCBB and, thereafter, at prevailing market prices or privately negotiated prices.

The Shares were issued to the Selling Stockholders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended.

Common Stock outstanding prior to offering	22,642,500
Total shares held by non-affiliate stockholders prior to the offering	7,148,000

Total shares of Common Stock offered by Selling Stockholders	862,000

Common Stock to be outstanding after the offering	22,642,500

Use of proceeds of sale	We will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders.

Risk Factors	See “Risk Factors” beginning on page 11 and other information included in this prospectus for a discussion of factors you should consider before deciding to invest in shares of our Common Stock.

SUMMARY CONSOLIDATED FINANCIAL DATA

We have derived the following summary of our consolidated statement of operations data for the fiscal years ended December 31, 2011 and 2010 and the three months ended March 31, 2012 and 2011 and our consolidated balance sheet data as of December 31, 2011 and 2010 and March 31, 2012.  Our historical results are not necessarily indicative of the results that may be expected in the future. The summary of our consolidated financial data set forth below should be read together with our consolidated financial statements and the notes thereto, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Consolidated Statement of Operations for Three Months ended March 31, 2012 and 2011

	For the Three Months Ended
	March 31,
	2012	2011

Sales	$ 30,573	$ 20,074
Cost of sales	21,062	14,782
Gross profit	9,511	5,292
General and administrative expenses	233,890	14,706
Loss before provision for income taxes	(224,379)	(9,414)
Provision for income taxes	-	-
Net loss	(224,379)	(9,414)
Net loss attributable to Taxus Pharmaceuticals, Inc.	$ (222,973)	$ (9,414)

Consolidated Statement of Operations for Years Ended December 31, 2011 and 2010

	For the Years Ended December 31
	2011	2010
Sales	$ 95,910	$ 68,103
Cost of sales	72,793	55,283
Gross profit	23,117	12,820
General and administrative expenses	189,387	88,290
Loss before provision for income taxes	(166,616)	(81,457)
Provision for income taxes	-	-
Net loss	(166,616)	(81,457)
Less: net loss attributable to noncontrolling interest	-	-
Net loss attributable to Stand Giant International Limited	$ (166,616)	$ (81,457)

Consolidated Balance Sheet as of March 31, 2012 and December 31, 2011

	March 31	December 31
	2012 (Unaudited)	2011
Assets
Total current assets	310,305	377,031
Property and equipment, net	5,792,231	5,537,605
Total other assets	1,051,164	1,057,342
Total assets	$ 7,153,700	$ 6,971,978
Liabilities
Total current liabilities	950,503	1,044,902
Total long-term liabilities	3,966,713	3,575,399
Total liabilities	4,917,216	4,620,301
Total stockholders’ equity	2,228,386	2,342,233
Noncontrolling interest	8,098	9,444
Total equity	2,236,484	2,351,677
Total liabilities and equity	$ 7,153,700	$ 6,971,978

Consolidated Balance Sheet as of December 31, 2011 and December 31, 2010

	December 31	December 31
	2011	2010
Assets
Current assets:
Total current assets	377,031	222,895
Property and equipment, net	5,537,605	3,061,478
Total other assets	1,057,342	75,850
Total assets	$ 6,971,978	$ 3,360,223
Liabilities
Total current liabilities	1,044,902	142,391
Total long-term liabilities	3,575,399	772,175
Total liabilities	4,620,301	914,566
Total stockholders’ equity	2,342,233	2,445,657
Noncontrolling interest	9,444	-
Total equity	2,351,677	2,445,657
Total liabilities and equity	$ 6,971,978	$ 3,360,223

RISK FACTORS

                An investment in our common stock is speculative and involves a high degree of risk and uncertainty. You should carefully consider the risks described below, together with the other information contained in this prospectus, including the consolidated financial statements and notes thereto of our Company, before deciding to invest in our common stock. The risks described below are not the only ones facing our Company. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our Company. If any of the following risks occur, our business, financial condition and results of operations and the value of our common stock could be materially and adversely affected.

Risks Relating to Our Business

Unforeseen and severe weather can reduce cultivation activity and lead to a decrease in anticipated harvest of the plants that are being cultivated on our leased land.

The climatic and seasonal factors such as weather conditions, level of rainfall and temperature may, among other things, affect the quality, overall supply and availability of the Yew trees being cultivated on our leased land. Sustained adverse weather conditions in Shanxi Province where our cultivation site is located, such as rain, extreme cold or snow could disrupt or curtail cultivation and harvesting activities which in turn could reduce our anticipated harvest yields, delay the timing of our anticipated harvest and negatively affect the quality of our harvest.  In addition, natural disasters such as fires, earthquakes, snowstorms, extreme climatic or weather conditions such as floods or droughts, or natural conditions such as crop disease, pests or soil erosion, may negatively impact the cultivation and harvest of the plants that are being cultivated on our land.  The occurrence of any of these may reduce the amount of revenue, if any, that we may derive from our Yew trees.

Our success depends on our ability to establish effective advertising, marketing and promotional programs.

Our success depends on our ability to establish effective advertising, marketing and promotional programs, including pricing strategies implemented in response to competitive pressures and/or to drive demand for our products. Our advertisements are designed to promote our brand, our corporate image and the prices of products available for sale in our stores. Our pricing strategies and value proposition must be appropriate for our target customers. If we are not able to maintain and increase the awareness of our pharmacy brand, products and services, we may not be able to attract and retain customers and our reputation may also suffer. We expect to incur substantial expenses in our marketing and promotional efforts to both attract and retain customers. However, our marketing and promotional activities may be less successful than we anticipate, and may not be effective at building our brand awareness and customer base. We also cannot assure you that our current and planned spending on marketing activities will be adequate to support our future growth. Failure to successfully execute our advertising, marketing and promotional programs may result in material decreases in our revenue and profitability.

As a retailer of pharmaceutical and other healthcare products, we are exposed to inherent risks relating to product liability and personal injury claims.

Pharmacies are exposed to risks inherent in the packaging and distribution of pharmaceutical and other healthcare products, such as with respect to improper filling of prescriptions, labeling of prescriptions, adequacy of warnings, unintentional distribution of counterfeit drugs. Furthermore, the applicable laws, rules and regulations require our in-store pharmacists to offer counseling, without additional charge, to our customers about medication, dosage, delivery systems, common side effects and other information the in-store pharmacists deem significant. Our in-store pharmacists may also have a duty to warn customers regarding any potential negative effects of a prescription drug if the warning could reduce or negate these effects and we may be liable for claims arising from advices given by our in-store pharmacists. In addition, product liability claims may be asserted against us with respect to any of the products we sell and as a retailer, we are required to pay for damages for any successful product liability claim against us, although we may have the right under applicable PRC laws, rules and regulations to recover from the relevant manufacturer for compensation we paid to our customers in connection with a product liability claim. We may also be obligated to recall affected products. If we are found liable for product liability claims, we could be required to pay substantial monetary damages. Furthermore, even if we successfully defend ourselves against this type of claim, we could be required to spend significant management, financial and other resources, which could disrupt our business, and our reputation as well as our brand name may also suffer. We, like many other similar companies in China, do not carry product liability insurance. As a result, any imposition of product liability could materially harm our business, financial condition and results of operations. In addition, we do not have any business interruption insurance due to the limited coverage of any business interruption insurance in China, and as a result, any business disruption or natural disaster could severely disrupt our business and operations and significantly decrease our revenue and profitability.

Changes in economic conditions and consumer confidence in China may influence the retail industry, consumer preferences and spending patterns.

Our business and revenue growth primarily depend on the size of the retail market of pharmaceutical products in China. As a result, our revenue and profitability may be negatively affected by changes in national, regional or local economic conditions and consumer confidence in China. External factors beyond our control that affect consumer confidence include unemployment rates, levels of personal disposable income, national, regional or local economic conditions. Changes in economic conditions and consumer confidence could adversely affect consumer preferences, purchasing power and spending patterns.

If the medicines we sell are found to cause severe side effects or other harm, we could suffer serious consequences.

The products we distribute may be dangerous if taken in the wrong doses, if there are manufacturing process defects or tampering, or if badly designed or inadequately tested prior to their release. As the retailer of drugs and other medical products, we may be subject to liability in the event that claims of harm resulting from the use of our products are made. Such a claim could lead to:

·	a decline or cessation of sales of the medicine;

·	damage to our reputation and competitive position, and reduced success in securing distribution rights from manufacturers;

·

claims against us by persons or entities claiming harm, including lawsuits against us by persons who may have experienced severe side effects or other harm; claims from customers that we have failed to fill orders to specifications;

The occurrence of any of these events would reduce our sales of the affected medicines and substantially increase the costs of marketing these medicines, and could have a serious adverse effect on our revenues, profitability, and competitive position.

We rely on contractual arrangements with our variable interest entities in China, and their shareholders, for our business operations, which may not be as effective in providing operational control or enabling us to derive economic benefits as through ownership of controlling equity interest.

We rely on and expect to continue to rely on contractual arrangements with our variable interest entities in China and their respective shareholders to operate business. These contractual arrangements may not be as effective in providing us with control over the variable interest entities as ownership of controlling equity interests would be in providing us with control over, or enabling us to derive economic benefits from the operations of, the affiliated consolidated entities. Under the current contractual arrangements, as a legal matter, if any of the affiliated consolidated entities or any of their shareholders fails to perform its, his or her respective obligations under these contractual arrangements, we may have to incur substantial costs and resources to enforce such arrangements, and rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective. For example, if shareholders of a variable interest entity were to refuse to transfer their equity interests in such variable interest entity to us or our designated persons when we exercise the purchase option pursuant to these contractual arrangements, we may have to take a legal action to compel them to fulfill their contractual obligations.

If (i) the applicable PRC authorities invalidate these contractual arrangements for violation of PRC laws, rules and regulations, (ii) any variable interest entity or its shareholders terminate the contractual arrangements or (iii) any variable interest entity or its shareholders fail to perform their obligations under these contractual arrangements, our business operations in China would be materially and adversely affected, and the value of your stock would substantially decrease. Further, if we fail to renew these contractual arrangements upon their expiration, we would not be able to continue our business operations unless the then current PRC law allows us to directly operate businesses in China.

In addition, if any variable interest entity or all or part of its assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If any of the variable interest entities undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business and our ability to generate revenues.

All of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. The legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over our operating entities and we may be precluded from operating our business, which would have a material adverse effect on our financial condition and results of operations.

We do not maintain liability or disruption, litigation or property insurance, and any business liability or disruption, litigation or property damage we experience might result in substantial costs to us and the diversion of our resources.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business disruption, business liability or similar business insurance products. We have determined that the risks of disruption or liability from our business, the loss or damage to our property, including our facilities, equipment and office furniture, the cost of obtaining insurance coverage for these risks and the difficulties associated with obtaining such insurance on commercially reasonable terms make it impractical for us to have such insurance. As a result, we do not have any business liability, disruption, litigation or property insurance coverage for our operations in China. Any occurrence of an uninsured loss or damage to property, or litigation or business disruption may result in substantial costs to us and the diversion of our resources, which could have an adverse effect on our operating results.

We depend on our senior management’s experience and knowledge of the industry and would be adversely affected by the loss of any of our senior managers.

We are dependent on the continued efforts of our senior management team. If, for any reason, our senior executives do not continue to be active in management, our business, or the financial condition of our Company, our results of operations could be adversely affected. In addition, we do not maintain life insurance on our senior executives and other key employees.

We face significant competition and may suffer from a loss of users and customers as a result.

We expect to face significant competition in our business, particularly from other companies that seek to provide similar products and services. Many of these competitors have significantly greater financial resources and more personnel than we do. They may also have longer operating histories and more experience in attracting and retaining and managing customers. They may use their experience and resources to compete with us in a variety of ways, including by competing more for users, customers, distributors, and by investing more heavily in research and development and making acquisitions. If we fail to compete effectively, our business, financial condition and results of operation will be adversely affected.

Our inability to fund our capital expenditure requirements may adversely affect our growth and profitability.

Our continued growth is dependent upon our ability to generate more revenue from our existing business and raise capital from outside sources. We believe that in order to continue to capture additional market share, we will have to raise more capital to fund our business operations. In the future we may be unable to obtain the necessary financing on a timely basis and on acceptable terms, and our failure to do so may adversely affect our financial position, competitive position, growth and profitability. Our ability to obtain acceptable financing at any time may depend on a number of factors, including: our financial condition and results of operations, the condition of the PRC economy, and conditions in relevant financial markets in the United States, the PRC and elsewhere in the world.

Risks Relating to Doing Business in China

China’s economic policies could affect our business.

All of our assets are located in China and all of our revenue is derived from our operations in China. Accordingly, our results of operations and prospects are subject, to a significant extent, to the economic, political and legal developments in China.

While China’s economy has experienced a significant growth in the past twenty years, growth has been irregular, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China, but may also have a negative effect on us. For example, our operating results and financial condition may be adversely affected by the government control over capital investments or changes in tax regulations.

The economy of China has been transitioning from a planned economy to a more market-oriented economy. In recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets and the establishment of corporate governance in business enterprises; however, a substantial portion of productive assets in China are still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

Failure to comply with PRC regulations relating to offshore investments by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiary, limit our PRC subsidiary’s ability to distribute profits to us or otherwise materially adversely affect us.

In October 2005, SAFE issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies (“SPV”) by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an SPV for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by SAFE, which became public in June 2007 (known as Notice 106), expanded the reach of Circular 75 by (1) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire "control" over domestic companies or assets, even in the absence of legal ownership; (2) adding requirements relating to the source of the PRC resident's funds used to establish or acquire the offshore entity; (3) covering the use of existing offshore entities for offshore financings; (4) purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and (5) making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds. Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations, and Notice 106 makes the offshore SPV jointly responsible for these filings.

In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006. This date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations. Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, limit our PRC subsidiaries' ability to distribute profits to us or otherwise materially adversely affect us. Many of the terms and provisions in Circular 75 and Notice 106 remain unclear and implementation by central SAFE and local SAFE branches of Circular 75 and Notice 106 have been inconsistent since their adoption. Therefore, we cannot predict how Circular 75 and Notice 106 will affect our business operations or future strategies. For example, our present and prospective PRC subsidiaries' ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 and Notice 106 by our PRC resident beneficial holders.

Capital outflow policies in the People’s Republic of China may hamper our ability to remit income to the United States and all our net assets are restricted assets subject to PRC’s capital outflow policies.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency outside of the PRC. We receive substantially all of our revenues in Renminbi. Under the existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate government authorities is required in those cases in which Renminbi is to be converted into foreign currency and remitted out of the PRC to pay capital expenses, such as the repayment of bank loans denominated in foreign currencies. The PRC government also may at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Since all our variable interest entities, business operations, revenues and assets are located in China, approximately 100% of the total net assets of all our consolidated and non-consolidated subsidiaries are subject to Chinese government’s limitations on the transferability of Renminbi to foreign currencies and remittance of Renminbi out of China.

Although we do not import goods into or export goods out of the People’s Republic of China, fluctuation of the RMB may indirectly affect our financial condition by affecting the volume of cross-border money flow.

The value of the RMB fluctuates and is subject to changes in the People’s Republic of China political and economic conditions. Since July 2005, the conversion of RMB into foreign currencies, including USD, has been based on rates set by the People’s Bank of China which are set based upon the interbank foreign exchange market rates and current exchange rates of a basket of currencies on the world financial markets.

We may have difficulty establishing adequate management, legal and financial controls in The People’s Republic of China.

The People’s Republic of China historically has been deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in The People’s Republic of China. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Because our assets and operations are located in the P.R.China, you may have difficulty enforcing any civil liabilities against us under the securities and other laws of the United States or any state.

We are a holding company, and all of our assets are located in the P.R.China. In addition, our directors and officers are non-residents of the United States, and all or a substantial portion of the assets of these non-residents are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon these non-residents, or to enforce against them judgments obtained in United States courts, including judgments based upon the civil liability provisions of the securities laws of the United States or any state.

There is uncertainty as to whether courts of the P.R.China would enforce judgments of United States courts obtained against us or these non-residents based on the civil liability provisions of the securities laws of the United States or any state; or in original actions brought in the P.R.China, liabilities against us or non-residents predicated upon the securities laws of the United States or any state. Enforcement of a foreign judgment in the P.R.China also may be limited or otherwise affected by applicable bankruptcy, insolvency, liquidation, arrangement, moratorium or similar laws relating to or affecting creditors’ rights generally and will be subject to a statutory limitation of time within which proceedings may be brought.

The PRC legal system embodies uncertainties, which could limit law enforcement availability.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, decided legal cases have little precedence. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past 27 years has significantly enhanced the protections afforded to various forms of foreign investment in China. Each of our PRC operating subsidiaries and variable interest entities is subject to PRC laws and regulations. However, these laws and regulations change frequently and the interpretation and enforcement involve uncertainties. For instance, we may have to resort to administrative and court proceedings to enforce the legal protection that we are entitled to by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting statutory and contractual terms, it may be difficult to evaluate the outcome of administrative court proceedings and the level of law enforcement that we would receive in more developed legal systems. Such uncertainties, including the inability to enforce our contracts, could affect our business and operation. In addition, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to the industries in which we operate, including the promulgation of new laws. This may include changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the availability of law enforcement, including our ability to enforce our agreements with the government entities and other foreign investors.

Risks Related to Corporate and Stock Matters

Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. There can be no assurances as to whether any market for our shares will develop; the prices at which our common stock will trade; or the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

Shareholders could experience substantial dilution.

We may issue additional shares of our capital stock to raise additional cash for working capital.  If we issue additional shares of our capital stock, our shareholders will experience dilution in their respective percentage ownership in the company.

We have no present intention to pay dividends.

Neither during the preceding two fiscal years nor during the year ended December 31, 2010 did we pay dividends or make other cash distributions on our common stock, and we do not expect to declare or pay any dividends in the foreseeable future. We intend to retain any future earnings for working capital and to finance current operations and expansion of our business.

A large portion of our common stock is controlled by a small number of shareholders.

A large portion of our common stock is held by a small number of shareholders. China Sequoia holds 13,244,500 shares of common stock, representing 58.49% of the total issued and outstanding common stock. As a result, these shareholders are able to influence the outcome of shareholder votes on various matters, including the election of directors and extraordinary   corporate transactions including business combinations.  In addition, the occurrence of sales of a large number of shares of our common stock, or the perception that these sales could occur, may affect our stock price and could impair our ability to obtain capital through an offering of equity securities. Furthermore, the current ratios of ownership of our common stock reduce the public float and liquidity of our common stock which can in turn affect the market price of our common stock.

We may be subject to "penny stock" regulations.

The Securities and Exchange Commission, or SEC, has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and our sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules.  These additional sales practice and disclosure requirements could impede the sale of our securities. Whenever any of our securities become subject to the penny stock rules, holders of those securities may have difficulty in selling those securities.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders determine the offering price of the shares registered in this Registration Statement.  The principal factors considered in determining the offering price of the Common Stock included:

•	the information in this prospectus;

•	the history and the prospects for the industry in which we compete;

•	the ability of our management;

•	the prospects for our future earnings;

•	the present state of our development and our current financial condition;

•	the general condition of the economy and the securities markets in the United States at the time of this offering;

•	the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and

•	other factors as were deemed relevant.

DILUTION

Since this offering is being made solely by the Selling Stockholders and none of the proceeds will be paid to us, our net tangible book value per share will not be affected by this offering.

SELLING STOCKHOLDERS

We are registering for resale shares of our Common Stock that are issued and outstanding and held by the Selling Stockholders identified below. We are registering the shares to permit the Selling Stockholders and their pledges, donees, transferees and other successors-in-interest that receive their shares from a Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate in the manner described in the “Plan of Distribution”.

The following table sets forth:

§	the name of the Selling Stockholders,

§	the number of shares of our Common Stock that the Selling Stockholders beneficially owned prior to the offering for resale of the shares under this prospectus,

§	the maximum number of shares of our Common Stock that may be offered for resale for the account of the Selling Stockholders under this prospectus, and

§

the number and percentage of shares of our Common Stock to be beneficially owned by the Selling Stockholders after the offering of the shares (assuming all of the offered shares are sold by the Selling Stockholders).

Except as set forth below, none of the selling stockholders has been an officer or director of the Company or any of its predecessors or affiliates within the last three years, nor has any selling stockholder had a material relationship with the Company.

None of the selling stockholders is a broker dealer or an affiliate of a broker dealer that has any agreement or understanding to distribute any of the shares being registered.

Selling stockholders will sell at a fixed price of $ 0.25 per share until our common shares are quoted on the Over The Counter Bulletin Board (“OTCBB”) and, thereafter, at prevailing market prices or privately negotiated prices.

Each selling stockholder may offer for sale all or part of the shares from time to time. The table below assumes that the selling stockholders will sell all of the shares offered for sale. A selling stockholder is under no obligation, however, to sell any shares pursuant to this prospectus.

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

None of the Selling Shareholders:

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)	has ever been one of our officers or directors.

	Name of Selling Stockholders	Shares Beneficially Owned Prior to Offering	Maximum Number of Shares to be Sold	Number of Shares Owned After Offering	Percentage Ownership After Offering (2)
1	Qisheng Deng	850,500	250,000	600,500	2.65%
2	Jun Liang	850,500	250,000	600,500	2.65%
3	Xinlan Chen	10,000	10,000	0	0
4	Duokui Dang	10,000	10,000	0	0
5	Xianzhen Fan	10,000	10,000	0	0
6	Zhuancai Han	10,000	10,000	0	0
7	Liduan He	10,000	10,000	0	0
8	Yufei Jiang	10,000	10,000	0	0
9	Chunying Jiao	10,000	10,000	0	0
10	Guanguo Li	10,000	10,000	0	0
11	Yongying Li	10,000	10,000	0	0
12	Runai Liu	10,000	10,000	0	0
13	Xueling Liu	10,000	10,000	0	0
14	Chaoping Ma	10,000	10,000	0	0
15	Zhian Qu	10,000	10,000	0	0
16	Bianmiao Ren	10,000	10,000	0	0
17	Chongxiao Ren	10,000	10,000	0	0
18	Zhilan Song	10,000	10,000	0	0
19	Zhichao Su	10,000	10,000	0	0
20	Cailing Wang	10,000	10,000	0	0
21	Caizhen Wang	10,000	10,000	0	0
22	Runfang Wang	10,000	10,000	0	0
23	Xiuyun Wang	10,000	10,000	0	0
24	Zhendong Wang	10,000	10,000	0	0
25	Lanying Xie	10,000	10,000	0	0
26	Chunling You	10,000	10,000	0	0
27	Xiuli Yu	10,000	10,000	0	0
28	Xiulan Yue	10,000	10,000	0	0
29	Yunxia Zhai	10,000	10,000	0	0
30	Xilong Zhang	10,000	10,000	0	0
31	Guiyu Zhao	10,000	10,000	0	0
32	Juan Cui	12,000	12,000	0	0
33	Ling Cui	12,000	12,000	0	0
34	Zhizhi Qiao	12,000	12,000	0	0
35	Chunjie Xing	12,000	12,000	0	0
36	Xiaobing Yao	12,000	12,000	0	0
37	Ruiping Zhao	12,000	12,000	0	0
	Total	2,063,000	862,000 (1)	1,201,000	5.30%

(1)     As of June 25, 2012, the total number of shares of common stock held by non-affiliate stockholders (who is not an officer, a director or a 10% or more stockholder) is 7,148,000. The 862,000 shares of common stock being registered in this Registration Statement represent 12.05% of the total number of shares of common stock held by non-affiliate stockholders.

(2)     Calculated based on 22,642,500 shares of common stock issued and outstanding as of June 25, 2012.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions.

  The Selling Stockholders may use any one or more of the following methods when selling shares:

ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

an exchange distribution in accordance with the rules of the applicable exchange;

privately negotiated transactions;

to cover short sales made after the date that this Registration Statement is declared effective by the SEC;

broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

a combination of any such methods of sale; and

any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.  In addition, upon the Company being notified in writing by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares of Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Selling stockholders will sell at a fixed price of $ 0.25 per share until our common shares are quoted on the Over The Counter Bulletin Board (“OTCBB”) and, thereafter, at prevailing market prices or privately negotiated prices.

The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the Common Stock.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

This offering will terminate on the date on which all shares offered by this prospectus have been sold by the selling stockholders.

DESCRIPTION OF SECURITIES TO BE REGISTERED

This prospectus relates to the resale of up to 862,000 shares of Common Stock, par value $0.0001 per share of Taxus Pharmaceuticals, Inc, a Nevada corporation, that may be sold from time to time by the Selling Stockholders.

As of June 25, 2012, the total number of shares of common stock held by non-affiliate stockholders (who is not an officer, a director or a 10% or more stockholder) is 7,148,000. The 862,000 shares of common stock being registered in this Registration Statement represent 12.05% of the total number of shares of common stock held by non-affiliate stockholders.

We are authorized to issue 100,000,000 shares of common stock and 10,000,000 shares of preferred stock.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 10,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock.  Among other rights, our board of directors may determine, without further vote or action by our stockholders:

the number of shares and the designation of the series;

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

Preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our Company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Series A Convertible Preferred Stock

The Board authorizes the designation of the Series A Convertible Preferred Stock as follows:

(a)     Designation and Amount. The shares of such series shall be designated as "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be One Hundred Thousand (100,000). Such number of shares may be increased or decreased by resolution of the Board of Directors.

(b)           Conversion to Common Stock. The holders of each share of Series A Preferred Stock shall be entitled, at their option, at any time to convert each share of Series A Preferred Stock into One Thousand (1,000) fully paid and non-assessable shares of Common Stock.

(c)            Voting Rights. Each share of Series A Preferred Stock shall entitle the holder thereof to One Thousand (1,000) votes on all matters submitted to a vote of the stockholders of the Corporation.

As of the date of this prospectus, no share of preferred stock has been issued and outstanding.

Common Stock

Our certificate of incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $ 0.0001. There are 22,642,500 shares of our common stock issued and outstanding as May 10, 2012. The holders of our common stock:

have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Anti-Takeover Provisions

Provisions of Nevada law, our articles of incorporation, or our bylaws could have the effect of delaying or preventing a third party from acquiring us, even if the acquisition would benefit our stockholders. We may become subject to Nevada's Control Share Acquisition Act (Nevada Revised Statutes 78.378 -78.3793), which prohibits an acquirer, under certain circumstances, from voting shares of a corporation's stock after crossing specific threshold ownership percentages, unless the acquirer obtains the approval of the issuing corporation's stockholders. The first such threshold is the acquisition of at least one-fifth but less than one-third of the outstanding voting power. MVP Holdings Corp may become subject to Nevada's Control Share Acquisition Act if it has 200 or more stockholders of record at least 100 of whom are residents of the State of Nevada and does business in the State of Nevada directly or through an affiliated corporation. Currently, we do not have 200 or more stockholders of record, we do not conduct business in the State of Nevada, and we do not conduct business in the State of Nevada directly or through an affiliated corporation.

We are also subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Revised Statutes 78.411 -78.444) prohibiting certain “combinations” (generally defined to include certain mergers, disposition of assets transactions, and share issuance or transfer transactions) between a resident domestic corporation (which  is limited to a domestic corporation that has 200 or more stockholders of record, as defined by Nevada Revised Statutes 78.427) and an “interested stockholder” (generally defined to be the beneficial owner of 10% or more of the voting power of the outstanding shares of the corporation), except those combinations which are approved by the board of directors before the interested stockholder first obtained a 10% interest in the corporation’s stock. There are additional exceptions to the prohibition, which apply to combinations if they occur more than three years after the interested stockholder’s date of acquiring shares. The Combination Provisions apply unless the corporation elects against their application in its original articles of incorporation or an amendment thereto or timely elected against their application in its bylaws no later than October 31, 1991. Our Articles of Incorporation and Bylaws do not currently contain a provision rendering the Combination Provisions inapplicable. Therefore, we may be subject to the Combination Provisions if we are a resident domestic corporation that has 200 or more stockholders of record. Currently we do not have 200 or more stockholders of record and therefore we are not a “resident domestic corporation” as defined by Nevada Revised Statutes 78.427.

SELECTED CONSOLIDATED FINANCIAL DATA

The following table summarizes our selected financial data for the periods and as of the dates indicated. The selected financial data should be read in conjunction with, and are qualified by reference to, our financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus. The statement of operations data for the years ended December 31, 2011 and 2010, and the balance sheet data at December 31, 2011 and 2010 were derived from our audited financial statements included herein. . The statement of operations data for the three months ended March 31, 2012 and 2011, and the balance sheet data at for the three months ended March 31, 2012 and 2011 were derived from our unaudited financial statements included herein The historical results are not necessarily indicative of results to be expected in any future period.

Consolidated Statement of Operations for Three Months ended March 31, 2012 and 2011

	For the Three Months Ended
	March 31,
	2012	2011

Sales	$ 30,573	$ 20,074
Cost of sales	21,062	14,782
Gross profit	9,511	5,292
General and administrative expenses	233,890	14,706
Loss before provision for income taxes	(224,379)	(9,414)
Provision for income taxes	-	-
Net loss	(224,379)	(9,414)
Net loss attributable to Taxus Pharmaceuticals, Inc.	$ (222,973)	$ (9,414)

Consolidated Statement of Operations for Years Ended December 31, 2011 and 2010

	For the Years Ended December 31
	2011	2010
Sales	$ 95,910	$ 68,103
Cost of sales	72,793	55,283
Gross profit	23,117	12,820
General and administrative expenses	189,387	88,290
Loss before provision for income taxes	(166,616)	(81,457)
Provision for income taxes	-	-
Net loss	(166,616)	(81,457)
Less: net loss attributable to noncontrolling interest	-	-
Net loss attributable to Stand Giant International Limited	$ (166,616)	$ (81,457)

Consolidated Balance Sheet as of March 31, 2012 and December 31, 2011

	March 31	December 31
	2012 (Unaudited)	2011
Assets
Total current assets	310,305	377,031
Property and equipment, net	5,792,231	5,537,605
Total other assets	1,051,164	1,057,342
Total assets	$ 7,153,700	$ 6,971,978
Liabilities
Total current liabilities	950,503	1,044,902
Total long-term liabilities	3,966,713	3,575,399
Total liabilities	4,917,216	4,620,301
Total stockholders’ equity	2,228,386	2,342,233
Noncontrolling interest	8,098	9,444
Total equity	2,236,484	2,351,677
Total liabilities and equity	$ 7,153,700	$ 6,971,978

Consolidated Balance Sheet as of December 31, 2011 and December 31, 2010

	December 31	December 31
	2011	2010
Assets
Current assets:
Total current assets	377,031	222,895
Property and equipment, net	5,537,605	3,061,478
Total other assets	1,057,342	75,850
Total assets	$ 6,971,978	$ 3,360,223
Liabilities
Total current liabilities	1,044,902	142,391
Total long-term liabilities	3,575,399	772,175
Total liabilities	4,620,301	914,566
Total stockholders’ equity	2,342,233	2,445,657
Noncontrolling interest	9,444	-
Total equity	2,351,677	2,445,657
Total liabilities and equity	$ 6,971,978	$ 3,360,223

DESCRIPTION OF THE COMPANY

Corporate History

Taxus Pharmaceuticals, Inc. was founded under the laws of the State of Nevada on February 17, 2012. On March 28, 2012, we completed a share exchange transaction with China Sequoia, the sole shareholder of Stand Giant, under which we issued 13,244,500 shares of common stock to China Sequoia in exchange for the total issued and outstanding shares of Stand Giant

Upon the completion of the share exchange transaction, Stand Giant became our wholly owned subsidiary and we began to engage in the business of growing Yew trees, selling Yew tree bonsai, researching and developing paclitaxel (extract from Yew), retail pharmacy and health care product manufacturing and developing in China through Stand Giant’s wholly owned Chinese subsidiary Hongshan Energy and its variable interest entities Hongshan Pharmaceuticals and Renji Pharmaceuticals.

Hongshan Pharmaceuticals and Renji Pharmaceuticals became the variable interest entities (“VIE”) (as defined in ASC 810-10, formally FIN 46(R))) of Hongshan Energy on June 28, 2011 through a series of contractual arrangements. The contractual arrangements include an Exclusive Consulting Agreement, a Share Pledge Agreement and a Call Option Agreement. Under the Exclusive Consulting Agreement, Hongshan Energy provided consulting services to Hongshan Pharmaceuticals and Renji Pharmaceuticals in areas of financing, management, marketing and public relations. Hongshan Energy’s compensation for the services provided under the Consulting Service Agreement is the post-tax net earnings of Hongshan Pharmaceuticals and Renji, which also subject Hongshan Energy to the risk of assuming the loss of Hongshan Pharmaceuticals and Renji Pharmaceuticals  in the event that Hongshan Pharmaceuticals and Renji Pharmaceuticals  suffer net loss in any fiscal year. Additionally, under a Call Option Agreement, the shareholders of Hongshan Pharmaceuticals and Renji Pharmaceuticals have vested their voting rights over Hongshan Pharmaceuticals and Renji Pharmaceuticals to Hongshan Energy. In order to further reinforce Hongshan Energy’s rights, Hongshan Pharmaceuticals and Renji Pharmaceuticals and their shareholders have granted Hongshan Energy, under the Call Option Agreement, the exclusive right and option to acquire all of their equity interests in Hongshan Pharmaceuticals and Renji Pharmaceuticals. Further, the shareholders of Hongshan Pharmaceuticals and Renji Pharmaceuticals pledged all of their rights, titles and interests in Hongshan Pharmaceuticals and Renji Pharmaceuticals to Hongshan Energy under the Share Pledge Agreement.

Set forth below is our organizational chart as of June 25, 2012:

Taxus Pharmaceuticals, Inc. (Nevada Corporation)
100% Ownership
Stand Giant International Limited (Hong Kong Company)
100% Ownership
Hongshan Energy Technology Services (Taiyuan) Company, Ltd. (PRC Company)
Contractual Arrangements	Contractual Arrangements
Shanxi Hongshan Pharmaceuticals Co., Ltd. (PRC Company)	Jinzhong Renji Pharmaceuticals Co., Ltd. (PRC Company)
94% Ownership
Shanxi Kunyuan Health Products Co., Ltd (PRC Company)

Description of the Contractual Arrangements Between Hongshan Energy and its Variable Interest Entity Hongshan Pharmaceuticals and Renji Pharmaceuticals

On June 28, 2011, Hongshan Energy entered into a series of agreements with Hongshan Pharmaceuticals and its shareholders, including an Exclusive Business Cooperation and Management Agreement, an Equity Interest Pledge Agreement, an Exclusive Option Agreement and the Power of Attorney. Hongshan Energy also at the same time entered into the same set of agreements with Renji Pharmaceuticals.

Contractual Arrangements between Hongshan Energy and Hongshan Pharmaceuticals

(1)     Exclusive Business Cooperation and Management Agreement

Under the Exclusive Business Cooperation and Management Agreement,  Hongshan Pharmaceuticals appoints Hongshan Energy as Hongshan Pharmaceuticals’ exclusive services provider to provide Hongshan Pharmaceuticals with complete business support, operational management and technical and consulting services to the extent permitted by the currently effective laws of China, which may include all services within the business scope of Hongshan Pharmaceuticals as may be determined from time to time by Hongshan Energy, such as but not limited to technical services, business consultations, equipment or property leasing and marketing consultancy.

Hongshan Energy shall be fully and exclusively responsible for the operation of Hongshan Pharmaceuticals, which includes the right to appoint and terminate members of Board of Directors and the right to hire managerial and administrative personnel etc. Hongshan Energy or its voting proxy shall make a shareholder’s resolution and a Board of Directors’ resolution based on the decision of Hongshan Energy. Hongshan Energy has the full and exclusive right to manage and control all cash flow and assets of Hongshan Energy. Hongshan Energy has the full and exclusive right to decide the use of the funds of Hongshan Pharmaceuticals. Hongshan Energy shall have the full and exclusive right to control and administrate the financial affairs and daily operation of Hongshan Pharmaceuticals, such as entering into and performance of contracts, and payment of fees and expenses etc.

Hongshan Pharmaceuticals further agrees that unless with Hongshan Energy's prior written consent, Hongshan Pharmaceuticals shall not accept any similar consultations and/or services provided by any third party and shall not establish similar corporation relationship with any third party regarding the matters contemplated by thisagreement.

Hongshan Pharmaceuticals may enter into equipment or property leases with Hongshan Energy or any other party designated by Hongshan Energy which shall permit Hongshan Pharmaceuticals to use Hongshan Energy's relevant equipment or property based on the needs of the business of Hongshan Pharmaceuticals.

Hongshan Pharmaceuticals shall pay an annual service fee to Hongshan Energy in the equivalent amount of Hongshan Pharmaceuticals’s audited total amount of net income of such year (the “Annual Service Fee”).

If Hongshan Pharmaceuticals’ annual net income is zero, Hongshan Pharmaceuticals is not required to pay the Annual Service Fee; if Hongshan Pharmaceuticals sustains losses in any fiscal year, all such losses will be carried over to next year and deducted from next year’s Annual Service Fee. Hongshan Energy shall assume all operation risks of Hongshan Pharmaceuticals and bear all losses of Hongshan Pharmaceuticals. If Hongshan Pharmaceuticals has no sufficient funds to repay its debts, Hongshan Energy is responsible for paying off these debts on behalf of Hongshan Pharmaceuticals.

Hongshan Energy shall have exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual properties arising out of or created during the performance of this Agreement, including but not limited to copyrights, patents, patent applications, software, technical secrets, trade secrets and others.

(2)     Equity Interest Pledge Agreement

As collateral security for the timely and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of any or all of the payments due by Hongshan Pharmaceuticals, including without limitation the consulting and services fees payable to the Hongshan Energy under the Exclusive Business Cooperation and Management Agreement, Hongshan Pharmaceuticals’ shareholders pledge to Hongshan Energy a first security interest in all of Hongshan Pharmaceuticals’ shareholders’ right, title and interest in the Equity Interest of Hongshan Pharmaceuticals. Prior to the full payment of the consulting and service fees described in the Exclusive Business Cooperation and Management Agreement, without the Hongshan Energy's written consent, Hongshan Pharmaceuticals’ shareholders shall not assign the Pledge or the Equity Interest in Hongshan Pharmaceuticals.

(3)     Exclusive Option Agreement

Hongshan Pharmaceuticals Shareholders grant Hongshan Energy an irrevocable and exclusive right to purchase, or designate one or more persons (each, a “Designee”) to purchase the equity interests in Hongshan Pharmaceuticals now or then held by Hongshan Pharmaceuticals Shareholders (regardless whether Hongshan Pharmaceuticals Shareholders’ capital contribution and/or percentage of shareholding is changed or not in the future) once or at multiple times at any time in part or in whole at Hongshan Energy's sole and absolute discretion to the extent permitted by Chinese laws

Unless an appraisal is required by the laws of China applicable to the Equity Interest Purchase Option when exercised by Hongshan Energy, the purchase price of the Optioned Interests (the “Equity Interest Purchase Price”) shall equal the actual capital contributions paid in the registered capital of Hongshan Pharmaceuticals by Hongshan Pharmaceuticals Shareholders for the Optioned Interests.

Without the prior written consent of Hongshan Energy, Hongshan Pharmaceuticals Shareholders shall not in any manner supplement, change or amend the articles of association and bylaws of Hongshan Pharmaceuticals, increase or decrease its registered capital, or change its structure of registered capital in other manners; Hongshan Pharmaceuticals Shareholders shall maintain Hongshan Pharmaceuticals' corporate existence in accordance with good financial and business standards and practices by prudently and effectively operating its business and handling its affairs.

Without the prior written consent of Hongshan Energy, Hongshan Pharmaceuticals Shareholders shall not at any time following the date hereof, sell, transfer, mortgage or dispose of in any manner any assets of Hongshan Pharmaceuticals or legal or beneficial interest in the business or revenues of Hongshan Pharmaceuticals, or allow the encumbrance thereon of any security interest; incur, inherit, guarantee or suffer the existence of any debt, except for (i) debts incurred in the ordinary course of business other than through loans; and (ii) debts disclosed to Hongshan Energy for which Hongshan Energy's written consent has been obtained.

Hongshan Pharmaceuticals Shareholders shall provide Hongshan Energy with information on Hongshan Pharmaceuticals’ business operations and financial condition at Hongshan Energy's request; Without the prior written consent of Hongshan Energy, Hongshan Pharmaceuticals Shareholders shall not cause Hongshan Pharmaceuticals to provide any person with any loan or credit.

Without the prior written consent of Hongshan Energy, Hongshan Pharmaceuticals Shareholders shall not cause Hongshan Pharmaceuticals to execute any major contract, except the contracts in the ordinary course of business (for purpose of this subsection, a contract with a value exceeding RMB 100,000 shall be deemed a major contract).

If requested by Hongshan Energy, Hongshan Pharmaceuticals Shareholders shall procure and maintain insurance in respect of Hongshan Pharmaceuticals' assets and business from an insurance carrier acceptable to Hongshan Energy, at an amount and type of coverage typical for companies that operate similar businesses.

Without the prior written consent of Hongshan Energy, Hongshan Pharmaceuticals Shareholders shall not cause or permit Hongshan Pharmaceuticals to merge, consolidate with, acquire or invest in any person. Hongshan Pharmaceuticals Shareholders shall immediately notify Hongshan Energy of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to Hongshan Pharmaceuticals' assets, business or revenue.

To maintain the ownership by Hongshan Pharmaceuticals of all of its assets, Hongshan Pharmaceuticals Shareholders shall execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims.

Without the prior written consent of Hongshan Energy, Hongshan Pharmaceuticals Shareholders shall ensure that Hongshan Pharmaceuticals shall not in any manner distribute dividends to its shareholder, provided that upon Hongshan Energy’s written request, Hongshan Pharmaceuticals shall immediately distribute all distributable profits to its shareholder. At the request of Hongshan Energy, Hongshan Pharmaceuticals Shareholders shall appoint any persons designated by Hongshan Energy as the director and/or executive director of Hongshan Pharmaceuticals.

(4)     Power of Attorney

Each shareholder of Hongshan Pharmaceuticals granted Hongshan Energy a Power of Attorney act on behalf of myself as their exclusive agent and attorney with respect to all matters concerning their Shareholding, including without limitation to: 1) attend shareholder’s resolution; 2) exercise all the shareholder's rights and shareholder's voting rights, including but not limited to the sale or transfer or pledge or disposition of their Shareholding in part or in whole; and 3) designate and appoint on behalf of them the legal representative, the executive director and/or director, supervisor, the chief executive officer and other senior management members of Hongshan  Pharmaceuticals.

Hongshan Energy shall have the power and authority to execute the Transfer Contracts stipulated in Exclusive Option Agreement and to effect the terms of the Share Pledge Agreement and Exclusive Option Agreement.

Hongshan Energy is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to shareholder of Hongshan Pharmaceuticals or obtaining their consent.

Contractual Arrangements between Hongshan Energy and Renji Pharmaceuticals

On the same day when Hongshan Energy entered in to an Exclusive Business Cooperation and Management Agreement, an Equity Interest Pledge Agreement, an Exclusive Option Agreement and the Power of Attorney with Hongshan Pharmaceuticals and its shareholders, Hongshan Energy also entered into the same set of agreements with the same terms and conditions with Renji Pharmaceuticals. Therefore, for purpose of describing the contractual arrangements between Hongshan Energy and Renji Pharmaceuticals, we hereby incorporate by reference to the above description of the contractual arrangements between Hongshan Energy and Hongshan Pharmaceuticals.

Business Overview

We mainly engage in the following business operations:

(1)   Yew cultivation, Yew seedling and Yew bonsai production and sales. We plan to produce and sell Paclitaxel (extract from

Yew tree) in the future

(2)   Retail Pharmacy

(3)   Producing and selling dietary supplements products, mainly Kunyuan 919 Oral Solution.

Main Products and Services:

(1)     Yew cultivation, Yew seedling, Yew bonsai and future paclitaxel (extract from Yew)  production and sales.

Yew is one of the most important raw materials to be used to extract paclitaxel. In China, the wild Yew is a protected plant and can't be used for extraction. Through our variable interest entity Shanxi Hongshan Pharmaceuticals Co., Ltd.山西红杉药业有限责任公司(“Hongshan Pharmaceuticals”), we artificially plant and grow Yew trees for the purpose of extracting paclitaxel.  However, since most of our Yew trees were newly planted and have not grown to the age appropriate for paclitaxel extraction, we currently are selling certain by-products of Yew trees, including Yew seeds, branches and bonsai, mainly for decorative and landscaping uses.

      The type of the Yew trees we grow is called Taxus Media. It was introduced to China in the mid 1990s from Canada and so far has been widely grown in Shanxi, Shaanxi, Sichuan, Guangxi, Shandong provinces. In our plantation, we also grow some Chinese herbs on the spaces between Yew trees. We also sell these Chinese herbs either directly to consumers or through the retail pharmacy stores operated by Renji. We also have a nursery in which we grew baby Yew trees.

Our ultimate goal is to research, develop, produce and sell Paclitaxel, using the Yew trees we grow in our plantation

                Paclitaxel, also known as Taxol, is extracted from the bark and other parts of Yew plants and has been found to be an effective  treatment for various forms of cancer, particularly metastatic ovarian cancer and breast cancer. Currently we do not have the capacity to extract Paclitaxel from Yew. We plan to acquire or merger with a small scale paclitaxel extraction processing plant to enable us to start the extraction and production of Paclitaxel.

(2)     Retail Pharmacy

Our retail pharmacy business is carried out by our variable interest entity Jinzhong Renji Pharmaceuticals Co., Ltd.晋中仁济药业有限公司(“Renji Pharmaceuticals”). It was established in June 2000. Currently we operate a retail pharmacy store in Shuncheng Street, Jinzhong City, China. We are also in the process of establishing additional stores in Anning Street, Yunhua Street and Xinjian Street, Jinzhong City.

In our pharmacy stores, we mainly sell chemical raw materials, chemical medicine preparation, antibiotics, biochemical medicines, biological products, Chinese medicine, Chinese herbal medicine, medical devices, ginseng health, hygiene supplies, medical and care books, etc.

(3)     Dietary Supplements Products

Shanxi Kunyuan Health Products Co., Ltd 山西坤元保健品有限公司(“Kunyuan”) became the subsidiary of Hongshan Pharmaceuticals in December 2011. Its main products are dietary supplements, particularly Kunyuan 919 Oral Solution, which is a liquid dietary supplement made from natural herbs to improve the immunity system and the overall wellness of human body.

Customers and Sales

So far we have not started to produce Paclitaxel from Yew trees. We expect that the major customers for the future Paclitaxel products will be pharmaceutical manufacturing companies that will use Paclitaxel to produce anti-cancer medicine.

As to the by-products of our Yew tree plantation, including Yew tree branches, bonsai, herbs and other landscaping products, the main customers are individuals and we directly sell to them.

The customers of our retail pharmacies stores are individuals. The customers of the dietary supplement products are also individuals. We directly sell the products to these individual customers.

Our own sales team directly conducts sales and marketing and we did not use any sales agency.

Suppliers

For our retail pharmacy stores, we purchase the medicine and healthcare products from following major suppliers:

Shanxi Province Pharmaceutical Company

ShanXi Bijin Nachuan Pharmaceutical Co., LTD

Yunnan Baiyao group Co., LTD

ShanXi GuangYuYuan Enterprise Co., LTD

Beijing Tongren Tang science and technology Development Co., LTD

ShanXi TianShen pharmaceutical Co., LTD

TianJing Daren Tang Co., LTD

Guangzhou Baiyun Mountain Heji Huangpu Pharmaceutical Co., LTD

Sixth Factories of Harbin Pharmaceutical Group

Xiuzheng Pharmaceutical Group Co., LTD

HeBei ShenWei Pharmaceutical Co., Ltd

Our Competitors

There are multiple companies in China that are also growing Yew trees for purpose of extracting Paclitaxel. The significant ones are:

Chengdu Taxus Media Resources Development Co. Ltd.

Jiangsu Yew Biotechnology Co., Ltd.

Sichuan Jinhe Yew Agricultural Science and Technology Co., Ltd.

Shanxi New Taxus Media Planting Co., Ltd.

Hongdou Group-Jiangsu Hongdou Enterprise Shares Company, Ltd (Chinese listed company, stock symbol 600400)

There are a number of Companies in China that have been extracting and producing Paclitaxel and related products. The significant ones are:

Chengdu Li Er Pharmaceutical Co., Ltd.

The Hainan Yew Park Pharmaceutical Co., Ltd.

The Chongqing Meilian Pharmaceutical Co., Ltd.

Sichuan Jiufeng natural pharmaceutical Co., LTD

Beijing Concord Pharmaceuticals

As to the retail pharmacy business, there are a large number of pharmacy companies in China and the market competition is intense. The number of branches stores we have, the size of our stores and the sales we generated each year decided that we are only a small local retail pharmacy chain operator. Since we are located in Jinzhong, Shanxi Province, China, our major local competitors are:

Great wall Chain pharmacy, now has 16 pharmacies opened at Taiyuan, Yuci , Jinzhong, and surrounding countries.  Their annual sales are approximately $ 4,500,000.

Jinzhong Baohetang Pharmaceutical Co., Ltd now has 10 pharmacies in Jinzhong and their annual sales are approximately between $ 1,200,000 and $ 1,500,000.

As to the dietary supplement product, similar to our retail pharmacy business, it also faces intense competition in China and given the size of our operations, we are only a small scale and local manufacturer of dietary supplements. Our major competitors in the market include:

Dongying Jialekang Biological Engineering Co., Ltd.

Shanghai Taiyun Technology Co., Ltd

Tibet Yage (Fujian) Biotechnology Co., Ltd

Fuhai Jiaotai Biotechnology Company

Research and Development

Currently we have twelve staff working in our research and development team.

Leased Properties

Our corporate office is located at 12th Floor, Jinshang International Golden Tower, Yuci District, Jinzhong City, Shanxi Province, PRC.  We lease a total of 600 square meters under 2 separate leases.  Total annual lease payments are $34,718 (RMB 220,573).  The leases expire in September 2015 and April 2016.

We leased four pieces of land from Beitian village, Shangfa village, Xiaohe village, and Nantian village of Dongzhao Township, Yuci District, Jingzhong City, Shanxi Province, China. Among these leased land pieces, three were leased for 65 years effective from September 1, 2009; whereas one was leased for 70 years effective from September 09, 2010. The leased land is mountainous and used to plant and grow Yew trees. The total area of land under these four leases is 2,252 acres (13,672 Mu). Annual lease payments are approximately $25,762 (RMB163,672 Yuan) beginning December 31, 2009 through December 31, 2013, and thereafter will decrease to approximately $2,152 (RMB13,672) through the end of the lease term.

For Pharmarcy Store on Shuncheng Street, we leased a space with an area of approximately 800 square meters, which include retail space, warehouse and office areas. Annual rent payment is $ 11,805 (RMB 75,000.00 Yuan).  The lease expires in August 2014.

Real Estates

We own a total of approximately 1,566 square meters of manufacturing facilities (building) in Development Zone, Jinzhong City, Shanxi Province, China to produce the dietary supplement products.

Intellectual Property

 We own a patent for the Kunyuan 919 Oral Solution. In 2002, the Intellectual Property Office of the People's Republic of China awarded the Kunyuan 919 Oral Solution the National Invention Patent Certificate, patent number: ZL97118744.4, National Patent Classification: A61K35/78

Employees

As of June 25, 2012, we have a total of 84 employees.

Government Regulation

PRC Drug Administration Law

The manufacture and sale of pharmaceutical products in the PRC is governed by the PRC Drug Administration Law. As a retailer of pharmaceutical products, we are required to obtain a permit from the drug regulatory authorities in where we are located. We have obtained Business license, Pharmaceutical Trade License, Pharmaceutical Good Supply Practice Certification, and Medical Instrument Management Enterprise Permit. The Drug Administration Law also governs other aspects of the drug manufacturing and distribution business, including packaging, labeling, advertising and pricing. The PRC Drug Administration Law and Pricing Law provide for the government to determine and adjust prices of pharmaceutical products in order to ensure that price is commensurate with quality, to eliminate excessively high prices, and protect the legitimate interests of users. We are subject to inspections organized by the local drug regulatory authorities.

Regulations on the Yew Cultivation and Paclitaxel Extraction

A number of governmental regulations govern our Yew tree business, including the People's Republic of China Wild Plants Protection Ordinance, Forest Law, Timber Felling Permits, National Key Protected Wild Plant Collection Card, The State Forestry Administration Yew Resources Protection and Management Issues Notification, etc.

We are also required to obtain governmental permit and license to start the extraction and production of paclitaxel from Yew tree branches. At present, we have not obtained the licenses required for the extraction and production of paclitaxel.  We plan to acquire these licenses in future. We also plan to acquire a small processing plant which has already acquired all the necessary license and permit to start the extraction of paclitaxel before we obtain our own license and permit.

Regulation on Dietary Supplements

The manufacturing and sales of dietary supplements are governed by the PRC Food Safety Law, which superseded the Food Hygiene Law on June 1, 2009. Under this law and various central and local regulations, we have obtained Food Hygiene License, Health Care Product s Approval Number (Hygiene Food Health Care(1997) Number 793) and Production License to manufacture and sell dietary supplement products:

Regulations on Foreign Currency Exchange

Pursuant to the Foreign Currency Administration Rules promulgated on January 29, 1996 and amended on January 14, 1997 and various regulations issued by the SAFE and other relevant PRC government authorities, RMB is freely convertible only to the extent of current account items, such as trade-related receipts and payments, interest and dividends. Capital account items, such as direct equity investments, loans and repatriation of investment, require the prior approval from the SAFE or its local branch for conversion of RMB into a foreign currency, such as U.S. dollars, and remittance of the foreign currency outside the PRC. Payments for transactions that take place within the PRC must be made in RMB. Unless otherwise approved, PRC companies must repatriate foreign currency payments received from abroad. Foreign-invested enterprises may retain foreign exchange in accounts with designated foreign exchange banks subject to a cap set by the SAFE or its local branch. Unless otherwise approved, domestic enterprises must convert all of their foreign currency receipts into RMB.

Foreign Exchange Registration of Offshore Investment by PRC Residents

In October 2005, SAFE issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies (“SPV”) by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an SPV for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by SAFE, which became public in June 2007 (known as Notice 106), expanded the reach of Circular 75 by (1) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire “control” over domestic companies or assets, even in the absence of legal ownership; (2) adding requirements relating to the source of the PRC resident’s funds used to establish or acquire the offshore entity; (3) covering the use of existing offshore entities for offshore financings; (4) purporting to cover situations in which an offshore SPV establishes a new subsidiary in

China or acquires an unrelated company or unrelated assets in China; and (5) making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds. Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations, and Notice 106 makes the offshore SPV jointly responsible for these filings.

In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006. This date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations. Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute profits to us or otherwise materially adversely affect us. Many of the terms and provisions in Circular 75 and Notice 106 remain unclear and implementation by central SAFE and local SAFE branches of Circular 75 and Notice 106 have been inconsistent since their adoption. Therefore, we cannot predict how Circular 75 and Notice 106 will affect our business operations or future strategies. For example, our present and prospective PRC subsidiaries’ ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 and Notice 106 by our PRC resident beneficial holders.

Dividend Distribution

The principal laws, rules and regulations governing dividends paid by our PRC subsidiary include the Company Law of the PRC (1993), as amended in 2006, Wholly Foreign Owned Enterprise Law (1986), as amended in 2000, and Wholly Foreign Owned Enterprise Law Implementation Rules (1990), as amended in 2001. Under these laws and regulations, each of our PRC subsidiary and our variable interest entities in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiary and variable interest entities is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves or statutory capital reserve fund until the accumulative amount of such reserve reaches 50% of its respective registered capital. These reserves are not distributable as cash dividends.

Taxation

On March 16, 2007, the National People’s Congress of China passed the New EIT Law, and on November 28, 2007, the State Council of China passed the EIT Law Implementing Rules which took effect on January 1, 2008. The EIT Law and its implementing rules impose a unified earned income tax, or EIT, rate of 25.0% on all domestic-invested enterprises and foreign invested enterprises, or FIEs, unless they qualify under certain limited exceptions. As a result, our PRC operating subsidiaries are subject to an earned income tax of 25.0%. Before the implementation of the New EIT Law, FIEs established in the PRC, unless granted preferential tax treatments by the PRC government, were generally subject to an EIT rate of 33.0%, which included a 30.0% state income tax and a 3.0% local income tax.

In addition to the changes to the current tax structure, under the New EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the New EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. In addition, a recent circular issued by the State Administration of Taxation on April 22, 2009 regarding the standards used to classify certain Chinese-invested enterprises controlled by Chinese enterprises or Chinese group enterprises and established outside of China as “resident enterprises” clarified that dividends and other income paid by such “resident enterprises” will be considered to be PRC source income, subject to PRC withholding tax, currently at a rate of 10%, when recognized by non-PRC enterprise shareholders. This recent circular also subjects such “resident enterprises” to various reporting requirements with the PRC tax authorities. If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In addition, dividends paid to us from our PRC subsidiaries and dividends we pay to our non-PRC shareholders may be subject to a 10% withholding tax.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Prospectus, including in the documents incorporated by reference into this Prospectus, includes some statements that are not purely historical and that are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, but are not limited to, statements regarding our and our management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, and results of operations.  In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the related transactions.  There can be no assurance that future developments actually affecting us will be those anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.  These risks and uncertainties, along with others, are described above under the heading “Risk Factors.”  Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Overview

Taxus Pharmaceuticals, Inc. was founded under the laws of the State of Nevada on February 17, 2012. On March 28, 2012, we completed a share exchange transaction with China Sequoia, the sole shareholder of Stand Giant, under which we issued 13,244,500 shares of common stock to China Sequoia in exchange for the total issued and outstanding shares of Stand Giant

Upon the completion of the share exchange transaction, Stand Giant became our wholly owned subsidiary and we began to engage in business operations in China through Stand Giant’s wholly owned Chinese subsidiary Hongshan Energy and its variable interest entities Hongshan Pharmaceuticals and Renji Pharmaceuticals.

Hongshan Pharmaceuticals and Renji Pharmaceuticals became the variable interest entities (“VIE”) (as defined in ASC 810-10, formally FIN 46(R)) of Hongshan Energy on June 28, 2011 through a series of contractual arrangements. The contractual arrangements include an Exclusive Consulting Agreement, a Share Pledge Agreement and a Call Option Agreement. Under the Exclusive Consulting Agreement, Hongshan Energy provided consulting services to Hongshan Pharmaceuticals and Renji Pharmaceuticals in areas of financing, management, marketing and public relations. Hongshan Energy’s compensation for the services provided under the Consulting Service Agreement is the post-tax net earnings of Hongshan Pharmaceuticals and Renji, which also subject Hongshan Energy to the risk of assuming the loss of Hongshan Pharmaceuticals and Renji Pharmaceuticals  in the event that Hongshan Pharmaceuticals and Renji Pharmaceuticals  suffer net loss in any fiscal year. Additionally, under a Call Option Agreement, the shareholders of Hongshan Pharmaceuticals and Renji Pharmaceuticals have vested their voting rights over Hongshan Pharmaceuticals and Renji Pharmaceuticals to Hongshan Energy. In order to further reinforce Hongshan Energy’s rights, Hongshan Pharmaceuticals and Renji Pharmaceuticals and their shareholders have granted Hongshan Energy, under the Call Option Agreement, the exclusive right and option to acquire all of their equity interests in Hongshan Pharmaceuticals and Renji Pharmaceuticals. Further, the shareholders of Hongshan Pharmaceuticals and Renji Pharmaceuticals pledged all of their rights, titles and interests in Hongshan Pharmaceuticals and Renji Pharmaceuticals to Hongshan Energy under the Share Pledge Agreement. The shareholders of Hongshan Pharmaceuticals and Renji Pharmaceuticals also granted power of attorney to Hongshan Energy to exercise all the shareholder's rights and shareholder's voting rights.

We mainly engage in the following business operations:

(1)   Yew cultivation, Yew seedling and Yew bonsai production and sales. We plan to produce and sell Paclitaxel (extract from Yew tree) in the future

(2)   Retail Pharmacy

(3)   Producing and selling dietary supplements products, mainly Kunyuan 919 Oral Solution.

Main Products and Services:

(1)     Yew cultivation, Yew seedling, Yew bonsai and future paclitaxel (extract from Yew)  production and sales.

Yew is one of the most important raw materials to be used to extract paclitaxel. In China, the wild Yew is a protected plant and can't be used for extraction. Through our variable interest entity Shanxi Hongshan Pharmaceuticals Co., Ltd.山西红杉药业有限责任公司(“Hongshan Pharmaceuticals”), we artificially plant and grow Yew trees for the purpose of extracting paclitaxel.  However, since most of our Yew trees were newly planted and have not grown to the age appropriate for paclitaxel extraction, we currently are selling certain by-products of Yew trees, including Yew seeds, branches and bonsai, mainly for decorative and landscaping uses.

      The type of the Yew trees we grow is called Taxus Media. It was introduced to China in the mid 1990s from Canada and so far has been widely grown in Shanxi, Shaanxi, Sichuan, Guangxi, Shandong provinces. In our plantation, we also grow some Chinese herbs on the spaces between Yew trees. We also sell these Chinese herbs either directly to consumers or through the retail pharmacy stores operated by Renji. We also have a nursery in which we grew baby Yew trees.

Our ultimate goal is to research, develop, produce and sell Paclitaxel, using the Yew trees we grow in our plantation

                    Paclitaxel, also known as Taxol, is extracted from the bark and other parts of Yew plants and has been found to be an effective  treatment for various forms of cancer, particularly metastatic ovarian cancer and breast cancer. Currently we do not have the capacity to extract. Paclitaxel from Yew. We plan to acquire or merger with a small scale paclitaxel extraction processing plant to enable us to start the extraction and production of Paclitaxel.

(2)                 Retail Pharmacy

Our retail pharmacy business is carried out by our variable interest entity Jinzhong Renji Pharmaceuticals Co., Ltd.晋中仁济药业有限公司(“Renji Pharmaceuticals”). It was established in June 2000. Currently we operate a retail pharmacy store in Shuncheng Street, Jinzhong City, China. We are also in the process of establishing additional stores in Anning Street, Yunhua Street and Xinjian Street, Jinzhong City.

In our pharmacy stores, we mainly sell chemical raw materials, chemical medicine preparation, antibiotics, biochemical medicines, biological products, Chinese medicine, Chinese herbal medicine, medical devices, ginseng health, hygiene supplies, medical and care books, etc.

(3)                 Dietary Supplements Products

Shanxi Kunyuan Health Products Co., Ltd 山西坤元保健品有限公司(“Kunyuan”) became the subsidiary of Hongshan Pharmaceuticals in December 2011. Its main products are dietary supplements, particularly Kunyuan 919 Oral Solution, which is a liquid dietary supplement made from natural herbs to improve the immunity system and the overall wellness of human body.

Critical accounting estimates

We believe that the critical accounting policies and estimates discussed below involve the most complex management judgments due to the sensitivity of the methods and assumptions necessary in determining the related assets, liability, revenue and expense amounts.  In consultation with our Board of Directors, we have identified the following critical accounting policies that require management’s most difficult subjective judgment:

Revenue recognition

Revenue is recognized in accordance with ASC 605. Revenue is recognized when products are shipped, title and risk of loss is passed to the customers and collection is reasonably assured. Payments received prior to the satisfaction of above criteria are deferred.

Goodwill

Goodwill equals to the excess of cost over the fair value of acquired assets, was recorded in conjunction with the acquisition. Goodwill is accounted for in accordance with ASC 350 (formerly SFAS 142 “Goodwill and Other Intangible Assets”). Under ASC 350, goodwill is not amortized and is subject to impairment test, at least annually.

Intangible Assets

Intangible assets are stated at cost. Intangible assets with finite life are amortized over their estimated useful lives using the straight-line method. Intangible assets with infinite life are not subject to amortization and are tested for impairment at least annually to determine possible impairment loss. Land use rights and a patent with finite useful lives are amortized on a straight-line basis over their contractual terms of 50 years and 20 years, respectively. Amortization is included in general and administrative expenses.

Property, Plant and Equipment

Property and equipment are stated at cost. Depreciation is calculated based on the straight-line method over the estimated useful lives of the assets as follows:

Estimated Useful Life
Electronic equipment	5 years
Vehicles	10 years
Machinery and equipment	10 years
Buildings and improvements	10 to 20 years

Construction in Progress

Construction in progress primarily represents the construction costs of buildings, machinery and equipment, as well as costs associated with our yew tree plantation. Costs incurred are capitalized and transferred to property and equipment, or plantation upon completion, at which time depreciation commences.

Capital lease

The amount capitalized and the amount to be reflected as a liability at the inception of the lease should be the present value of the minimum lease payments or, if lower, the fair value of the property. Lease payments should include all payments the lessee could be required to make during the lease term. Assets recorded under capital leases should be depreciated in the same manner as owned property.

Results of operations

Sales

	Three months ended March 31,
	2012	2011
Retail pharmacy	$27,729	$18,552
Dietary supplement	462
Other	2,382	1,522
Total sales revenue	$30,573	$20,074

For the three months ended March 31, 2012, revenue from our retail pharmacies increased by $9,177 or 49% as compared to the same period in 2011.  The increase is attributable to approximately 5% appreciation of RMB against US Dollars, 1% increase sale price and 27% increase in sales volume.

	For the years ended
	2011	2010
Retail pharmacy	$86,612	$67,215
Other	9,298	888
Total sales revenue	$95,910	$68,103

For the year ended December 31, 2011, revenue from our retail pharmacy increased by $19,397 or 29% as compared to 2010.  The increase is attributable to approximately 5% appreciation of RMB against US Dollars, 19% increase sale price and 5% increase in sales volume.

Other sales revenue represent sale of branches, leaves, herbs and bonsai from our plantation.  Currently these items are considered by products of our yew tree cultivation.  Sales in 2010 were lower as we began selling these by-products in November, 2010.

Cost of sales

	Three months ended March 31,
	2012	2011
Retail pharmacy	$20,776	$14,782
Dietary supplement	286
Other	-	-
Total cost of sales	$21,062	$14,782

During the three months ended March 31, 2012, cost of sales of our retail pharmacy increased by $5,994 or 40%, as compared to the same period in 2011.  Our costs of sales were 75% and 80% of revenue for the three months ended March 31, 2012 and 2011.  There was a 2 % increase in the purchase price of products from our supplier.  Taking into consideration the appreciation of RMB against US Dollars and increase in sales volume, the overall increase of cost of sales of retail pharmacy was consistent with the increase in sales.

	For the years ended
	2011	2010
Retail pharmacy	$72,482	$55,235
Other	311	48
Total cost of sales	$72,793	$55,283

For the year ended December 31, 2011, cost of sales of our retail pharmacy increased by $17,247 or 31% as compare to 2010.  Our costs of sales were 84% and 82% of revenue for the years ended December 31, 2011 and 2010.  There was a 16% increase in the purchase price of products from our supplier.  Taking into consideration the appreciation of RMB against US Dollars and increase in sales volume, the overall increase of cost of sales of retail pharmacy was consistent with the increase in sales.

Cost of other sales of branches, leaves, herbs, and bonsai from our plantation were low as these are by-products from yew tree cultivation.

Gross profit

	Three months ended March 31,
	2012	2011
Retail pharmacy	$6,953	$3,770
Dietary supplement	176	-
Other	2,382	1,522
Total	$9,511	$5,292

Gross margins from our retail pharmacy were 25% and 20% for the three months ended March 31, 2012 and 2011.  Although sale price of our products increased, it was offset by similar increase in the wholesale price of products we purchased.  The increase in profit margin is also attributable to better sales and inventory management.

	For the years ended
	2011	2010
Retail pharmacy	$14,130	$11,980
Other	8,987	840
Total	$23,117	$12,820

Gross margins from our retail pharmacy were 16% and 18% for the years ended December 31, 2011 and 2010.  Although sale price of our products increased, it was offset by similar increase in the wholesale price of products we purchased.

We realize that the sale of branches, leaves, herbs and bonsai, which are by-products of our plantation, yield a very high margin; however, we do not have any established sales and distribution channels.  Currently we are exploring sales and distribution channels to take advantage of the sales of these high margin items.

General and administrative expenses

	Three months ended March 31,
	2012	2011
Salaries and wages	$16,862	$5,097
Amortization and depreciation	25,523	1,998
Rent	2,978	2,071
Professional fees	106,663	-
Other	81,864	5,540
Total	$233,890	$14,706

For the three months ended March 31, 2012, total general and administrative expenses increase by 1,490% as compared to the same period in 2011.  These expenses increased as a result of increased corporate activities relating to obtaining a listing on the OTCBB as well as mergers and acquisitions activities.

	For the years ended
	2011	2010
Salaries and wages	$42,694	$24,892
Amortization and depreciation	25,051	11,077
Rent	18,464	14,942
Professional fees	30,756	-
Other	72,422	37,379
Total	$189,387	$88,290

During the year ended December 31, 2011, total general and administrative expenses increase by 114% as compared to 2010.  These expenses increased as a result of increased corporate activities relating to obtaining a listing on the OTCBB and as well as mergers and acquisitions activities.

As at March 31, 2012, we have not established a wages and salaries structure for our employee, as such; our employees have been paid below market wages and salaries.  We expect to establish such structure in the near future.  We expect salaries and wages to increase substantially in the near future.

Net Income

For the three months ended March 31, 2012 and 2011, our net loss was $224,379 and $9,414.  We have incurred significant higher expenses as activities relating to obtaining listing on OTCBB as well as merger and acquisition.

For the years ended December 31, 2011 and 2010, our net loss was $166,616 and $81,457.  We have incurred significant higher expenses as activities relating to obtaining listing on OTCBB as well as merger and acquisition.

Liquidity and capital resources

The following table illustrates our liquidity position:

	As at
	March 31, 2012	December 31, 2011	December 31, 2010

Current assets	$310,305	$377,031	$222,895
Current liabilities	(950,503)	(1,044,902)	(142,391)
Working capital (deficit)	$(640,198)	$(667,871)	$80,504

As at March 31, 2012, we have cash and cash equivalents of $154,306 (December 31, 2011: $291,018, and December3 1/2010: $116,680) and net working capital deficit of $640,198 (December 31, 2011: $667,871 and December 31, 2010: surplus of $80,504).  Currently we rely on funding from our majority shareholder for working capital as well as future investing and financing activities.

As at March 31, 2012, we owe Mr. Jiayue Zhang $3,926,097 (December 31, 2011: $3,525,723 and December 31, 2010: $771,175).  Mr. Zhang promised not to demand payment until December 31, 2013 and to continue providing necessary funds whenever needed.

Cash flows from operating activities

	Three months ended March 31
	2012	2011

Net loss	$(224,379)	$(9,414)
Non-cash expenses	25,381	1,443
Change in working capital	(5,433)	1,120
Net cash used in operating activities	$(204,431)	$(6,851)

During the three months ended March 31, 2012 and 2011, net cash used in operations was $204,431 and $6,851.   Increase in cash usage was mainly due to activities relating to listing on OTCBB as well as merger and acquisition.

	For the years ended December 31,
	2011	2010

Net loss	$(166,616)	$(81,457)
Non-cash expenses	25,051	11,077
Change in working capital	(129,963)	110,736
Net cash provided by (used in) operating activities	$(280,038)	$29,279

During the years ended December 31, 2011, net cash used in operations was $280,038 while during the year ended December 31, 2010, net cash provided by operating activities was $29,279.  Increase in cash usage was mainly due to activities relating to listing on OTCBB as well as merger and acquisition.

Cash flows from investing activities

	Three months ended March 31
	2012	2011

Acquisition of property and equipment	$(148,161)	-
Addition to construction in progress	(84,262)	(6,161)
Acquisition of subsidiary, net of cash	(95,280)	-
Due from related party	(69,872)	-
Net cash used in investing activities	$(397,575)	$(6,161)

During the three months ended March 31, 2012 and 2011, net cash used in investing activities was 397,575 and $ 6,161. The increase was due to additions of property plant and equipment, additions to construction in progress as well as business acquisition activities.

	For the years ended December 31,
	2011	2010

Acquisition of property and equipment	$(118,055)	$(55,636)
Addition to construction in progress	(1,523,953)	(743,662)
Acquisition of subsidiary, net of cash	(703,762)	-
Due from shareholder	39,670	(37,873)
Deposit for business acquisition	(30,992)	(73,970)
Net cash used in investing activities	$(2,337,092)	$(911,141)

During the years ended December 31, 2011 and 2010, net cash used in investing activities was $2,337,092 and 911,141.  The increase was due to additions of property plant and equipment, additions to construction in progress as well as business acquisition activities.

Cash flows from financing activities.

	Three months ended March 31,
	2012	2011

Loan from unrelated party	$-	(12,351)
Principal payments on auto loan	(4,112)	-
Principal payments on capital lease	(5,603)	-
Due to shareholder	378,929	126,918
Proceed from issuance of common stock	93,980	-
Net cash provided by financing activities	$463,194	$114,567

During the three months ended March 31, 2012 and 2011, net cash provided by financing activities was $463,194 and $114,567.  These amounts mainly represent loan from our majority shareholder, Mr. Jiayue Zhang.

	For the years ended December 31,
	2011	2010

Loan from unrelated party	$172,154	$-
Principal payments on auto loan	(18,084)	-
Principal payments on capital lease	(33,112)	-
Due to shareholder	2,668,768	753,036
Proceed from issuance of common stock	1,285	147,940
Net cash provided by financing activities	$2,791,011	$900,976

During the years ended December 31, 2011 and 2010, net cash provided by financing activities was $2,791,011 and $900,976.  These amounts mainly represent loan from our majority shareholder, Mr. Jiayue Zhang.

Contractual obligations

Our contractual obligations as at March 31, 2012 are illustrated below:

	Amounts due in
	12 months	12 to 24 months	24 to 36 months	over 36 months
Capital lease - property, plant and equipment	$27,372	$7,222	$-	$-
Capital lease - automobiles	22,174	22,174	11,340	-
Land lease - plantation	25,762	26,762	2,152	129,120
Lease - corporate office	34,718	34,718	34,718	6,886
Lease - retail store	11,805	11,805	-	-
Total obligations	$121,831	$102,681	$48,210	$136,006

Our corporate office is located at 12th Floor, Jinshang International Golden Tower, Yuci District, Jinzhong City, Shanxi Province, PRC.  We lease a total of 600 square meters under 2 separate leases.  Total annual lease payments are $34,718 (RMB 220,573).  The leases expire in September 2015 and April 2016.

We leased four pieces of land from Beitian village, Shangfa village, Xiaohe village, and Nantian village of Dongzhao Township, Yuci District, Jingzhong City, Shanxi Province, China. Among these leased land pieces, three were leased for 65 years effective from September 1, 2009; whereas one was leased for 70 years effective from September 09, 2010. The leased land is mountainous and used to plant and grow Yew trees. The total area of land under these four leases is 2,252 acres (13,672 Mu). Annual lease payments are approximately $25,762 (RMB163,672 Yuan) beginning December 31, 2009 through December 31, 2013, and thereafter will decrease to approximately $2,152 (RMB13,672) through the end of the lease term.

For Pharmarcy Store on Shuncheng Street, we leased a space with an area of 800 square meters, which include retail space, warehouse and office areas. Annual rent payment is $ 11,805 (RMB 75,000.00 Yuan).  The lease expires in August 2014.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

We are a smaller reporting company and we are not required to provide information for this section.

AVAILABLE INFORMATION

     We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

               We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to Security Holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above).

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Patrizio & Zhao, LLC, our independent auditor, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in his audit report. Patrizio & Zhao, LLC has presented its report with respect to our audited financial statements. The financial statements have been included in this prospectus and registration statement in reliance on the report by Patrizio & Zhao, LLC, given its authority as an expert in auditing and accounting.

Bernard & Yam, LLP, our independent legal counsel, has provided an opinion on the validity of our common stock.

LEGAL PROCEEDINGS

None

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth information regarding the directors and executive officers of the Company.

Name	Age	Title	Address
Jiayue Zhang	54	President, Board Director, CEO	Room 1202, 12th Floor Jin Shang International Golden Tower Yuci District, Jinzhong, Shanxi Province, China 030600
Hong Zhang	25	Secretary, Board Director	Room 1202, 12th Floor Jin Shang International Golden Tower Yuci District, Jinzhong, Shanxi Province, China 030600
Tong Zhang	46	Vice President, Board Director	Room 1202, 12th Floor Jin Shang International Golden Tower Yuci District, Jinzhong, Shanxi Province, China 030600
Xiaoxing Zhang	64	Treasurer, Board Director, CFO	Room 1202, 12th Floor Jin Shang International Golden Tower Yuci District, Jinzhong, Shanxi Province, China 030600
Zhixin Li	48	Board Director	Room 1202, 12th Floor Jin Shang International Golden Tower Yuci District, Jinzhong, Shanxi Province, China 030600

Jiayue Zhang, age 54, graduated from Shanxi Province Chinese Herbs and Medicine School in 1985. From February 1975 to December 1976, he worked in Shanxi Yuci Steel Plant; from January 1977 to December 1979, he served as officers in the People’s Liberation Army of China; from January 1980 to July 1982, he served in Shanxi Province Medicine and Pharmaceutical Company, Yuci Branch; from August 1982 to August 1985, he served as administrative staff at Shanxi Chinese Medicine School; from September 1985 to April 1992, he served as the Director of Yuci Pharmaceutical Plant; from May 1992 to July 1993, he served as the Director of Shanxi Medicine and Pharmaceutical Institute Research Pharmaceutical Plant; from Augsut 1993 to July 2000, he served as Chairman of Board and General Manager of Shanxi Zanhua Pharmaceutical Company; from August 2000 to present, he served as the chairman of board of Shanxi Hongshan Pharmaceuticals Co., Ltd.

Hong Zhang, age 25, graduated from Changchun Normal University in 2009. From September 2009 to June 2010, she was a intern teacher at Shanxi Yuci No. 5 Middle School; from July 2010 to February 2011, she was a staff at the Credit Card Center of Beijing Guangda Bank; from March 2011 to November 2011, she was Assistant Agent at Beijing Shiji Bowan Culture and Media Company; from December 2011 to present, she was the Board Secretary of Shanxi Hongshan Pharmaceuticals Co., Ltd.

Tong Zhang, age 46, graduated from Jinzhong Vocational University in 1988. From April 1984to August 1985, he was a worker at Yuci Cable Plant; from September 1985 to July 1988, he studied in Jinzhong Vocational University; from August 1988 to April 1995, he was the director of Carpenter Workshop at Yuci Cable Plant; from May 1995 to November 2003, he worked in Welfare Enterprise Administrative Office of Yuci Bureau of Civil Affairs; from December 2003 to present, he worked in Shanxi Huijie Law Firm.

Xiaoxing Zhang, age 64, graduated from Hebei University in 1991. From 1972 to 1985, she worked in the Accounting Department of the No.306 Research Institute of Ministry of Space and Aviation Industries; from 1985 to 1996, she worked in the accounting department of China Mobile No.7 Research Institute; from 1996 to 2005, she worked in the accounting department of Jinzhong Longhu International Real Estate Development Company; from 2008 to March 2011, she was the chief financial officer of Yuci Ming Liang Group; from March 2011 to present, she was the chief financial officer of Shanxi Hongshan Pharmaceuticals Co., Ltd.

Zhixin Li, age 48, earned a MBA from International Finance and Institute of Hong Kong. From 2000 to 2005, he was the regional manager of China Pingan Insurance Company; from 2005 to 2008, he was the project manager of Dalian Anhe Meina Investment Company; from 2008 to present, he was the general manager of Dalian Yibai Investment Company. In addition to being our board director, he is also the Chief Projects Director of Hongshan Pharmaceuticals.

Family Relationships

There are no family relationships between or among any of the current and incoming directors or executive officers.

Involvement in Certain Legal Proceedings

To the knowledge of us, no executive officer or director has been involved in the last ten years in any of the following:

Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or

Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Meetings; Board Committees and Director Independence

The board of directors held no formal meetings during the most recently completed fiscal year.  All proceedings of the board of directors were conducted by resolutions consented to in writing by the sole director and filed with the minutes of the proceedings of the directors.  Such resolutions consented to in writing by the sole director entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the State of Nevada and our By-laws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

As of this date, Company’s board of directors has not appointed a nominating committee, audit committee or compensation committee, or committees performing similar functions nor does it have a written nominating, compensation or audit committee charter.  The board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by the board of directors.  Further, Company is not required to have an audit, compensation or nominating committee.  Accordingly, Company does not have an “audit committee financial expert” as such term is defined in the rules promulgated under the Securities Act and the Exchange Act.  The functions ordinarily handled by these committees are currently handled by the entire board of directors.  The board of directors intends, however, to review the governance structure and institute board committees as necessary and advisable in the future, to facilitate the management of Company’s business.

We are not currently subject to any law, rule or regulation, however, requiring that all or any portion of our board of directors include “independent” directors.

We do not have any defined policy or procedure requirements for stockholders to submit recommendations or nominations for directors.   We do not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees.  Our board of directors assesses all candidates, whether submitted by management or stockholders, and makes recommendations for election or appointment.

We intend to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by a U.S. national securities exchange.  Therefore, we intend that a majority of our directors eventually will be independent directors and at least one of our new independent directors will qualify as an “audit committee financial expert.”  Additionally, we will adopt charters relative to each such committee.

A stockholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our Chief Executive Officer at the address appearing on the face page of this Prospectus.  We do not have a policy regarding the attendance of board members at the annual meeting of stockholders.

Currently we do not have any director who is considered “independent” as the term is used in Item 407(a) of Regulation S-K promulgated under the Securities Act.  We are not currently subject to any law, rule or regulation, however, requiring that all or any portion of our board of directors include “independent” directors.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the fiscal periods ended December 31, 2011 and 2010. Other than as set forth herein, no executive officer’s salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

Name and Principal Position		Year	Salary	Bonus	Option Awards	Total
			(In USD)			(In USD)
Jiayue Zhang	President, Board Director, CEO	2011 2010	3,810 2,540	N/A	N/A	3,810 2,540

Hong Zhang	Secretary, Board Director	2011 2010	0 0	0 0	0 0	0 0

Tong Zhang	Vice President, Board Director	2011 2010	0 0	0 0	0 0	0 0

Xiaoxing Zhang	Treasurer, Board Director, CFO	2011 2010	0 0	0 0	0 0	0 0

Zhixin Li	Board Director	2011 2010	0 0	0 0	0 0	0 0

Outstanding Equity Awards at Fiscal Year-End

None

Stock Option and Awards Plan

                None

Director Compensation

 We do not pay directors compensation for their service as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of Company common shares owned beneficially by: each person known or believed by us to own, directly or beneficially, more than 5% of our common stock, each of our directors, and all of our officers and directors as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the common shares shown.

Name and Address of Beneficial Owners (a)			Amount and Nature of	Percent of Class (b)
			Beneficial Ownership
Directors and Executive Officers
Name	Title	Address

Jiayue Zhang	President, Board Director, CEO	Room 1202, 12th Floor Jin Shang International Golden Tower Yuci District, Jinzhong, Shanxi Province, China 030600	1,125,000	4.97%
Hong Zhang	Secretary, Board Director	Room 1202, 12th Floor Jin Shang International Golden Tower Yuci District, Jinzhong, Shanxi Province, China 030600
Tong Zhang	Vice President, Board Director	Room 1202, 12th Floor Jin Shang International Golden Tower Yuci District, Jinzhong, Shanxi Province, China 030600
Xiaoxing Zhang	Treasurer, Board Director, CFO	Room 1202, 12th Floor Jin Shang International Golden Tower Yuci District, Jinzhong, Shanxi Province, China 030600	1,125,000	4.97%
Zhixin Li	Board Director	Room 1202, 12th Floor Jin Shang International Golden Tower Yuci District, Jinzhong, Shanxi Province, China 030600
Officers and Directors as a group			2,250,000	9.94%

Greater Than 5% Shareholders		Address

China Sequoia Pharmaceuticals Group International Holdings Limited 中国红杉药业集团国际控股有限公司 (c)		Akara Building, 24 De Castro Street, Wickhams Cay 1, Road Town, Tortola, British Virgin Island	13,244,500	68.43%

(a)           Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days.

(b)           Calculated based on 22,642,500 Shares of Common Stock issued and outstanding as of June 25, 2012. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

(c )         China Sequoia Pharmaceuticals Group International Holdings Limited is a holding company incorporated in British Virgin Islands. The sole owner of China Sequoia Pharmaceuticals Group International Holdings Limited is Wong, Shing Ming, a resident of Hong Kong. The director of China Sequoia Pharmaceuticals Group International Holdings Limited is Jiayue Zhang.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our shareholder, president, CEO and Director Jiayue Zhang provided non-interest bearing advances to the Company for working capital from time to time. The Company owed Jiayue Zhang the amount of $3,926,097, $3,525,723 and $772,175 as of March 31, 2012, December 31, 2011 and December 31, 2010, respectively.

Review, Approval or Ratification of Transactions with Related Parties

We did not have any policies or procedures in place with respect to the review and approval or ratification of the related party transactions that have been described.  We believe that all transactions with related parties were on terms no less favorable than could have been obtained from third parties.

Director Independence

Since the Company’s Common Stock is not listed on any securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination.

Under NASDAQ Marketplace Rule 4200(a)(15), an “independent director” is a “person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.”  We do not currently have any independent director.

We do not currently have a standing audit, nominating or compensation committee and are not required to have such committees under the NASDAQ Marketplace Rules, and as a controlled company we are not required to have a board comprised of a majority of independent directors, a nominating committee or a compensation committee. However, in the future, we do intend to comply with the independent director and committee composition requirements.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

STOCK TRANSFER AGENT

Our transfer agent is Action Stock Transfer Corp, located at 2469 E. Fort Union Blvd, Ste 214, Salt Lake City, UT 84121. Phone number: 801-274-1088. Action Stock Transfer Corp is registered with SEC.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Bernard & Yam, LLP, New York, New York.

EXPERTS

Our financial statements as of and for the years ended December 31, 2011 and 2010 included in this prospectus and in the registration statement have been audited by Patrizio & Zhao, LLC, an independent registered public accounting firm, as stated in their report appearing herein.

MATERIAL CHANGES

None.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the Common Stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits of the registration statement. For further information with respect to us and the shares being offered under this prospectus, we refer you to the registration statement, including the exhibits and schedules thereto.

You may read and copy the registration statement of which this prospectus is a part at the SEC’s Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of the registration statement by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s Public Reference Room. In addition, the SEC maintains an Internet web site, which is located at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s Internet web site. We are subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information with the SEC.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

We include in this Registration Statement the following financial statements:

(1)     Exhibit 99.1: Audited consolidated financial statements of Stand Giant International Limited for the fiscal years ended December 31, 2011 and 2010,  attached hereto as Exhibit 99.1

(2)     Exhibit 99.2:   Unaudited consolidated financial statements of Taxus Pharmaceuticals, Inc. for the three months ended March 31, 2012 and 2011.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

 The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee		$24.70
Listing Fees	$	N/A
Transfer Agent Fees	$	N/A
Accounting fees and expenses		$100,000
Legal fees and expenses		$100,000
Total		$200,024.70

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Nevada corporation laws.

There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

RECENT SALES OF UNREGISTERED SECURITIES

On March 13, 2012, we issued a total of 9,036,000 shares of common stock to 10 individuals, all of whom are residents and citizens of China, for a total of $ 90,360 ($ 0.01 per share). The issuance of these shares is pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of1933.

On March 22, 2012, we issued 362,000 shares of common stock to 35 individuals, all of whom are residents and citizens of China, for a total of $ 3,620.00 ($ 0.01 per share). The issuance of these shares is pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of1933

On March 28, 2012, we completed a share exchange transaction with China Sequoia, the sole shareholder of Stand Giant, under which we issued 13,244,500 shares of common stock to China Sequoia in exchange for the total issued and outstanding shares of Stand Giant. Upon the completion of the share exchange transaction, Stand Giant became our wholly owned subsidiary. The issuance of these shares is pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of1933

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description
3.1	Articles of Incorporation
3.2	Bylaws
3.3	Code of Ethics
5.1	Legal Opinion by Bernard & Yam, LLP
10.1	Securities Subscription Agreement dated March 13, 2012
10.2	Securities Subscription Agreement dated March 22, 2012
10.3	Share Exchange Agreement dated March 28, 2012
10.4	Exclusive Business Cooperation and Management Agreement with Hongshan Pharmaceuticals
10.5	Equity Interest Pledge Agreement with Hongshan Pharmaceuticals Shareholders
10.6	Exclusive Option Agreement with Hongshan Pharmaceuticals Shareholders
10.7	Power of Attorney of Hongshan Pharmaceuticals Shareholders
10.8	Exclusive Business Cooperation and Management Agreement with Renji Pharmaceuticals
10.9	Equity Interest Pledge Agreement with Renji Pharmaceuticals Shareholders
10.10	Exclusive Option Agreement with Renji Pharmaceuticals Shareholders
10.11	Power of Attorney of Renji Pharmaceuticals Shareholders
21.1	Registrant’s Subsidiary
23.1	Auditor Consent by Patrizio & Zhao, LLC
99.1	Audited consolidated financial statements of Stand Giant International Limited for the fiscal years ended December 31, 2011 and 2010
99.2	Unaudited consolidated financial statements of Taxus Pharmaceuticals Inc for the three months ended March 31, 2012 and 2011

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

 1.     To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

(a)	include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

reflect in the Prospectus any facts or events which,  individually or together, represent a fundamental change in the information set forth in this Registration Statement; and notwithstanding the forgoing, any increase or decrease  in volume of  securities  offered (if the total  dollar value of  securities  offered  would not exceed that which was registered)  and  any  deviation  from  the  low or  high  end of the estimated  maximum  offering  range may be  reflected  in the form of  Prospectus  filed with the commission  pursuant to Rule 424(b) if, in  the aggregate,  the changes in the volume and price represent no more  than a 20% change in the maximum  aggregate  offering price set forth in the  "Calculation  of  Registration  Fee"  table in the  effective  Registration Statement; and

(c)	include any additional or changed material information on the plan of distribution.

 2.    That, for the purpose of determining  any liability  under the  Securities Act,  each  such  post-effective  amendment  shall be  deemed to be a  new registration statement relating to the securities offered herein, and  the offering  of such  securities  at that  time  shall be  deemed  to be  the initial bona fide offering thereof.

 3.    To remove from registration by  means of a post-effective amendment any of  the  securities  being  registered  hereby  which  remain  unsold  at  the termination of the offering.

 4.    That, for determining  our  liability  under  the  Securities  Act  to any  purchaser in the initial distribution of the securities, we undertake that in  a  primary  offering  of  our securities pursuant to this Registration  Statement,  regardless  of  the  underwriting  method  used  to  sell  the  securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following  communications,  we  will be a seller  to  the  purchaser  and  will  be considered to offer or sell such securities to such purchaser:

(i)	any preliminary Prospectus or Prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

(ii)	any free writing Prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

(iii)	the portion of any other free writing Prospectus relating to the offering containing material information

a.	about us or our securities provided by or on behalf of us; and

(iv)	any other communication that is an offer in the offering made by us to the purchaser.

Each  Prospectus  filed  pursuant  to  Rule 424(b) as  part  of  a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed  in  reliance  on Rule 430A, shall be deemed to be part of and included in the registration statement  as  of the date it is first used after effectiveness.  Provided, however, that no statement made in  a  registration  statement  or  Prospectus  that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that  is  part of the registration statement will, as to a purchaser with a time of contract  of sale prior to such first use, supersede or modify any statement that was made in  the  registration statement or Prospectus that was part of the registration statement or  made  in any such document immediately prior to such date of first use.

 Insofar as indemnification for liabilities arising under the Securities  Act may be  permitted   to our  directors,  officers  and  controlling persons  pursuant to the provisions   above,   or  otherwise,   we have been advised that  in  the opinion  of  the   Securities   and  Exchange   Commission  such indemnification is against public policy as expressed in the Securities  Act, and is, therefore, unenforceable.

 In the event that a claim for  indemnification  against such liabilities,  other than the  payment by us of expenses  incurred  or paid by one of our  Directors, officers,  or controlling  persons in the successful defense of any action, suit or  proceeding,  is asserted by one of our Directors,  officers,  or controlling persons in connection with the securities being  registered,  we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Taxus Pharmaceuticals, Inc.
(Registrant)

Date:	July 3, 2012	By:	/s/ Jiayue Zhang
Jiayue Zhang
President and Chief Executive Officer, Chairman of the Board, Director, Secretary, Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Jiayue Zhang Jiayue Zhang	President, Board Director, CEO	July 3, 2012
/s/ Hong Zhang Hong Zhang	Secretary, Board Director	July 3, 2012
/s/ Tong Zhang Tong Zhang	Vice President, Board Director	July 3, 2012
/s/ Xiaoxing Zhang Xiaoxing Zhang	Treasurer, Board Director, CFO	July 3, 2012
/s/ Zhixin Li Zhixin Li	Board Director	July 3, 2012